 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-290401
PROSPECTUS SUPPLEMENT
(to Prospectus dated September 29, 2025)
SEVEN HILLS REALTY TRUST
Up to 7,532,861 Common Shares of Beneficial Interest
Issuable Upon Exercise of Rights
to Subscribe for Such Shares
We are conducting a fully backstopped rights offering pursuant to which we are issuing, at no charge, transferable subscription rights, or the rights, to our shareholders of record as of 5:00 p.m., New York City time, on November 10, 2025, or the record date, and such shareholders, the record date shareholders, entitling the holders of the rights to subscribe for up to an aggregate of 7,532,861 of our common shares of beneficial interest, $0.001 par value per share, or our common shares. Record date shareholders will receive one transferable right for each outstanding common share they own on the record date. The rights will entitle the record date shareholders to purchase one new common share for every two rights held, which we refer to as the primary subscription right. The rights will be exercisable at a price per share equal to $8.65, or the subscription price. We will not issue fractional common shares upon the exercise of rights; accordingly, rights may be exercised only in integer multiples of two, except that any record date shareholder who owns fewer than two common shares as of the record date may subscribe, at the subscription price, for one full common share. In addition, record date shareholders who fully exercise their rights will be entitled to subscribe, subject to the limitations described in this prospectus supplement and subject to allotment, for additional common shares that remain unsubscribed as a result of any unexercised rights, which we refer to as the over-subscription privilege. Any record date shareholder who sells any rights will not be eligible to participate in the over-subscription privilege.
The purpose of this offering is to raise additional capital in a process that provides our record date shareholders with the opportunity to participate on a pro rata basis. The net proceeds from this offering will be used to fund the growth of our business by enabling us to continue to pursue investment opportunities to expand our loan portfolio.
This offering commences on November 10, 2025 and the rights will expire if they are not exercised by 5:00 p.m., New York City time, on December 4, 2025, unless the offering is extended. There is no minimum number of rights that must be exercised in this offering, no minimum number that any rights holder must exercise, and no minimum number of common shares that we will issue at the closing of this offering. Rights holders who exercise their rights will have no right to rescind their subscriptions after receipt of their completed subscription certificates together with payment for common shares or a notice of guaranteed delivery by the subscription agent. Our Trustees and executive officers and other officers and employees of The RMR Group LLC, or RMR, who own common shares and will receive rights in connection with this offering are permitted, but not required, to participate in this offering on the same terms and conditions applicable to all shareholders.
Shareholders who do not fully exercise the rights they receive in this offering will, upon completion of this offering, own a smaller proportional interest in us than they owned prior to the offering. Further, this offering will likely result in an immediate dilution of book value per common share for all our shareholders but will disproportionately affect non-exercising shareholders.
This offering is fully backstopped by Tremont Realty Capital LLC, or Tremont. Tremont provides management services to us pursuant to our management agreement. Tremont is a subsidiary of RMR, which is a majority owned subsidiary of RMR Inc., and RMR Inc. is the managing member of RMR. We and Tremont have entered into a backstop agreement, pursuant to which Tremont has agreed to exercise its pro rata primary subscription right in full and, upon the completion of this offering, to purchase 100% of all remaining common shares not otherwise subscribed for pursuant to all other rights holders’ primary subscription rights and over-subscription privileges, which we refer to as the backstop commitment. Tremont will not receive any fees or other consideration in connection with the backstop commitment.
Our common shares are traded on The Nasdaq Stock Market LLC, or Nasdaq, under the symbol “SEVN.” The last reported closing price for our common shares on October 29, 2025 was $9.59 per share. The rights being issued in this offering are expected to be listed for trading on Nasdaq under the symbol “SEVNR” and therefore will be transferable and will allow the holders thereof to purchase additional common shares. In addition, any non-record date rights holder who acquires rights and fully exercises such rights will be entitled to subscribe for remaining shares that are not otherwise subscribed for by record date shareholders. See “The Offering” for a complete discussion of the terms of this offering.
We have elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. To assist us in qualifying as a REIT, among other purposes, our declaration of trust contains certain restrictions relating to the ownership and transfer of our common shares. See “The Offering — Limitation on the Exercise of Rights and the Over-Subscription Privilege” and “Description of Certain Provisions of Maryland Law and our Declaration of Trust and Bylaws — Restrictions on Transfer and Ownership of Shares” in the accompanying prospectus.
Investing in our securities involves a high degree of risk. Before buying any securities, you should read the discussion of the material risks of investing in the rights and our common shares in “Risk Factors” beginning on page S-8 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference herein and in the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
	Per Share	Total
Public offering price(1)	$8.65	$65,159,248
Estimated dealer manager fee(2)(3)	$0.346	$2,606,370
Proceeds to us, before estimated expenses(1)(3)	$8.304	$62,552,878

(1)
Assumes this offering will be fully subscribed.

(2)
In connection with this offering, the dealer manager for this offering will receive a fee for certain marketing and soliciting services equal to 4.00% of the aggregate subscription price for the common shares issued pursuant to the exercise of rights and the over-subscription privilege, other than the common shares issued to Tremont pursuant to its exercise of rights and its over-subscription privilege in fulfillment of its backstop commitment obligations, or the Tremont Shares, and 2.00% of the aggregate subscription price for the Tremont Shares. See “The Offering — Dealer Manager Arrangement.”

(3)
We estimate that we will receive net proceeds of approximately $61,902,878 in connection with this offering, after payment of approximately $650,000 in estimated offering expenses, assuming all of the rights are exercised at the subscription price.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
UBS Investment Bank
The date of this prospectus supplement is October 30, 2025

ABOUT THIS PROSPECTUS SUPPLEMENT
We have not, and the dealer manager has not, authorized anyone to provide you with any information other than what is contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering. We are not, and the dealer manager is not, making an offer to sell the common shares offered hereby in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that relates to this offering is accurate as of any date other than their respective dates, or that any information incorporated by reference herein or therein is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the sale of common shares offered hereby. It is possible that our business, financial condition, results of operations, cash flows and prospects have changed since that date. We will update these documents to reflect material changes only as required by law.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will control. You should read this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein and any free writing prospectus prepared by or on behalf of us that relates to this offering together with the additional information described under the headings “Risk Factors” included in this prospectus supplement and the accompanying prospectus and “Available Information” included in this prospectus supplement before you make an investment decision.

Prospectus Supplement
Prospectus

S-i

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information included elsewhere in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein. It is not complete, and may not contain all of the information that you may want to consider. To understand the terms of the rights (as defined herein) and our common shares of beneficial interest, $0.001 par value per share, or common shares, offered by this prospectus supplement and the accompanying prospectus before making your investment decision, you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
Except as otherwise indicated, the terms:
•
“we,” “us,” “our,” and “our Company” and “Seven Hills Realty Trust” refer to Seven Hills Realty Trust, a real estate investment trust, or REIT, organized under the laws of the State of Maryland, and its consolidated subsidiaries;

•
“Tremont” refers to Tremont Realty Capital LLC, our manager; and

•
“RMR” refers to The RMR Group LLC, the majority owned operating subsidiary of The RMR Group Inc., or RMR Inc., a holding company listed on The Nasdaq Stock Market LLC, or Nasdaq. Tremont is a subsidiary of RMR.

Our Company
We are a REIT that focuses primarily on originating and investing in floating rate first mortgage loans that range from $15.0 million to $75.0 million, secured by middle market transitional commercial real estate, or CRE, properties that have values of up to $100.0 million. We define transitional CRE as commercial properties subject to redevelopment or repositioning activities that are expected to increase the value of the properties.
Our primary investment strategy is to balance capital preservation with generating attractive, risk adjusted returns by creating customized loan structures tailored to borrowers’ specific business plans for the underlying collateral properties. To this end, the loans that we target for origination and investment generally have the following characteristics:
•
first mortgage loans with principal balances ranging from $15.0 million to $75.0 million;

•
stabilized loan to value ratios of 75% or less;

•
terms of five years or less;

•
floating interest rates based on the Secured Overnight Financing Rate, plus a margin that is competitive in the market;

•
non-recourse to sponsors (subject to customary non-recourse carve-out guarantees); and

•
secured by middle market transitional CRE across the United States that are equity owned by well capitalized sponsors with experience investing in the relevant property type.

We invest in floating rate first mortgage loans that provide bridge financing on transitional CRE properties. These investments typically are secured by properties undergoing redevelopment or repositioning activities that are expected to increase the value of the properties. We fund these loans over time as the borrowers’ business plans for the properties are carried out. Our loans secured by transitional CRE are typically bridge loans that are refinanced with the proceeds from other CRE mortgage loans or property sales. We expect to receive origination fees for bridge loans we make, and we may also receive exit fees, extension fees, modification or similar fees in connection with certain bridge loans.
Bridge loans may lead to future investment opportunities for us, including making mortgage loans to repay our transitional loans, otherwise known as “takeout mortgage loans.” We may also originate or acquire subordinated and mezzanine loans, which are loans secured by junior mortgages on the underlying collateral property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests in the entity that owns the interest in the entity owning the property.
We operate our business in a manner consistent with our qualification for taxation as a REIT under the Internal Revenue Code of 1986, as amended, or the IRC. As such, we generally are not subject to U.S. federal income tax, provided that we meet certain distribution and other requirements. We also operate our business in a manner that permits us to maintain our exemption from registration under the Investment Company Act of 1940, as amended.
Corporate Information
Our principal place of business is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 332-9530. Our website is www.sevnreit.com, which contains information concerning us. The content of our website, and any information that is included or referred to on, or otherwise accessible through, our website (other than our filings with the Securities and Exchange Commission, or the SEC, that are expressly incorporated by reference, as set forth under “Incorporation of Certain Information by Reference”), is not incorporated by reference in this prospectus supplement, and you should not consider it a part of this prospectus supplement.

SUMMARY OF THE OFFERING
The Offering
We are issuing to shareholders of record, or record date shareholders, at 5:00 p.m., New York City time, on November 10, 2025, or the record date, one transferable right, or a right, for each share of common share of beneficial interest, $0.001 par value per share, or common share, held on the record date. Each rights holder is entitled to subscribe for one common share for every two rights held, which we refer to as the “primary subscription right.” We will not issue fractional common shares upon the exercise of rights; accordingly, rights may be exercised only in integer multiples of two, except that any record date shareholder who owns fewer than two common shares as of the record date may subscribe, at the subscription price, for one full common share.
The rights will be evidenced by subscription certificates that will be mailed to shareholders, except as discussed below under “The Offering — Foreign Shareholders.” We will not issue fractional rights. As such, record date shareholders who own fractional common shares on the record date will not receive any rights corresponding to such fractional shares.
Rights can be exercised at any time during the subscription period, which commences on November 10, 2025, and ends at 5:00 p.m., New York City time, on December 4, 2025, unless extended by us, or the expiration date. The rights will expire on the expiration date and cannot be exercised thereafter.
The rights being issued in this offering will be transferable and are expected to be listed on Nasdaq under the ticker “SEVNR.” We expect trading of the rights to commence on November 10, 2025 and end on December 2, 2025 (or if the offering is extended, until the trading day immediately prior to the extended expiration date). The common shares to be issued pursuant to this offering will be listed for trading on Nasdaq under the symbol “SEVN.” See “The Offering.”
For purposes of determining the number of common shares a record date shareholder can acquire pursuant to this offering, broker-dealers, trust companies, banks or others whose common shares are held of record by Cede & Co, or Cede, or by any other depository or nominee will be deemed to be the holders of the rights that are issued to Cede or the other depository or nominee on their behalf.
There is no minimum number of rights that must be exercised in order for this offering to close.
Subscription Price
The subscription price per common share will equal $8.65, or the Initial Price. Subscribers must fund their subscriptions pursuant to both the primary subscription right and over-subscription privilege at the Initial Price. See “The Offering — Subscription Price.” Rights holders who exercise their rights will have no right to rescind their subscriptions after receipt of their completed subscription certificates together with payment for common shares or a notice of guaranteed delivery by the subscription agent.
Over-Subscription Privilege
Record date shareholders who fully exercise all rights issued to them are entitled to subscribe for additional common shares, at the same subscription price per share, that were not subscribed for by other shareholders, which we refer to as the remaining shares. If sufficient remaining common shares are available, all record date shareholders’ over-subscription requests will be honored in full. In addition, any non-record date rights holder who acquires rights and exercises such rights is entitled to subscribe for remaining shares that are not otherwise subscribed for by record date shareholders. Any record date shareholder who sells any rights will not be eligible to participate in the over-subscription privilege.
Common shares acquired pursuant to the over-subscription privilege are subject to proration and share ownership limitations set forth in our declaration of trust as described below. See “The Offering — Over-Subscription Privilege.”
Participation by our Trustees, Executive Officers and RMR
Our Trustees and executive officers and other officers and employees of RMR who own common shares and will receive rights in connection with this offering are permitted, but not required, to participate on the same terms and conditions applicable to all shareholders.

This offering is fully backstopped by Tremont. We and Tremont have entered into a backstop agreement, pursuant to which Tremont has agreed to exercise its pro rata primary subscription right in full and, upon the completion of this offering, to purchase 100% of all remaining common shares not otherwise subscribed for pursuant to all other rights holders’ primary subscription rights and over-subscription privileges, which we refer to as the backstop commitment. Tremont will not receive any fees or other consideration in connection with the backstop commitment.
Purpose of this Offering
We are conducting this offering to raise additional capital in a process that provides our record date shareholders with the opportunity to participate on a pro rata basis. The net proceeds from this offering will be used to fund the growth of our business by enabling us to continue to pursue investment opportunities to expand our loan portfolio. Rather than seeking financing from new investors, we are providing our existing shareholders with the opportunity to purchase additional common shares to maintain their current percentage ownership in our Company and to provide us with additional capital to execute on our business plan by originating and investing in new loans. We expect to substantially deploy the additional capital raised in this offering by the end of the second quarter of 2026.
In connection with the approval of this offering, including the discount to the trading price of our common shares taken for purposes of establishing the subscription price, our Board of Trustees considered the following factors:
•
the subscription price relative to the trading price and the book value per share of our common shares;

•
the increased capital to be available upon completion of this offering for us to make additional loan investments consistent with our investment objectives and our loan investment pipeline;

•
the dilution in ownership and voting power to non-exercising shareholders;

•
the effect this offering will have on the distributions per common share we pay subsequent to completion of this offering;

•
the terms and expenses in connection with this offering relative to other alternatives for raising capital, including fees payable to the dealer manager;

•
the size of this offering in relation to the number of common shares outstanding prior to this offering;

•
the trading price of our common shares before and after the announcement of this offering; and

•
the general condition of the financial markets.

We cannot assure you as to the amount of dilution, if any, that a shareholder may experience as a result of this offering, that the offering will be successful or that we will not need to seek additional capital in the future. We also cannot assure you that by increasing the amount of our available capital, our aggregate general and administrative expenses, as a percentage of our shareholders’ equity, will decrease. In addition, the management fee we pay to Tremont is based upon our shareholders’ equity, which would include the proceeds from this offering. Accordingly, we expect the management fee payable to Tremont to increase as a result of this offering.
In determining that this offering is in our best interest and in the best interests of our shareholders, we have retained UBS Securities LLC, the dealer manager for this offering, to provide us with certain marketing and soliciting services relating to this offering, including advice with respect to the structure, timing and terms of the offer. In this regard, we considered current secondary market trading conditions, using a fixed pricing versus variable pricing mechanism, the benefits and drawbacks of conducting a non-transferable versus a transferable rights offering, the effect on us if this offering is not fully subscribed, including the backstop commitment, the experience of the dealer manager in conducting rights offerings, and the inclusion of an over-subscription privilege. UBS Securities LLC has not issued any opinion as to the fairness of the rights offering to the holders of common shares. Holders of common shares should carefully read this prospectus, including the documents incorporated herein, and conduct their own investigation as to whether to participate in the rights offering.
Use of Proceeds
The purpose of this offering is to raise additional capital in a process that provides our record date shareholders with the opportunity to participate on a pro rata basis. The net proceeds from this offering will be used to fund the growth of our business by enabling us to continue to pursue investment opportunities to expand our loan portfolio. We expect to substantially deploy the additional capital raised in this offering by the end of the second quarter of 2026; however, the precise amounts and timing of our use of the proceeds will depend upon market conditions, among other considerations. We may invest the net proceeds from this offering in short term investments pending such deployment. See “Use of Proceeds.”
Sale of Rights
The rights will be evidenced by a subscription certificate and are expected to be listed for trading on Nasdaq under the symbol “SEVNR.” Trading in the rights on Nasdaq can be conducted until the close of trading on Nasdaq on the trading day immediately prior to the expiration date (or if the offering is extended, until the day immediately prior to the expiration date as so extended). While the dealer manager will engage in marketing and soliciting services with respect to the rights, no assurance can be given that a market for the rights will develop. See “The Offering — Sale of Rights.”
Dilutive Effects
Any shareholder who chooses not to participate in this offering should expect to own a smaller interest in our Company upon completion of this offering. This offering will dilute the ownership interest and voting power of shareholders who do not fully exercise their primary subscription rights. The amount of dilution that a shareholder experiences could be substantial.
The book value of our common shares as of September 30, 2025 was $17.68 per common share. After giving effect to the issuance of common shares in this offering, as of September 30, 2025, assuming all rights are exercised at the subscription price of $8.65 per common share and our receipt of the estimated net proceeds from that sale, our “as adjusted” book value would have been approximately $328.4 million, or approximately $14.53 per common share, representing immediate book value dilution of approximately $3.15 per common share to our existing shareholders.
The transferable feature of the rights will afford non-participating shareholders the potential to receive a cash payment upon the sale of their rights, which could be viewed as partial compensation for the dilution of their interests.
Amendments and Termination
We reserve the right to amend the terms and conditions of this offering, whether the amended terms are more or less favorable to you. We will comply with all applicable laws, including the U.S. federal securities laws, in connection with any such amendment. In addition, we may terminate the dealer manager agreement and terminate this offering with the consent of the dealer manager if, in our judgement (upon consultation with the dealer manager), it is inadvisable to proceed with the offering. The dealer manager has the right to terminate the dealer manager agreement in certain circumstances. If this offering is terminated, all rights will expire without value, and the subscription agent will return as soon as practicable all exercise payments, without interest. All monies received by the subscription agent in connection with this offering will be held by the subscription agent, on our behalf, in a segregated interest-bearing account at a negotiated rate. All such interest shall be payable to us even if this offering is terminated and we return your subscription payment. In addition, no amounts paid to acquire the rights on Nasdaq or otherwise will be returned.
Offering Expenses
The expenses of this offering are expected to be approximately $650,000. See “Use of Proceeds.”

How to Obtain Subscription Information
•
Contact your broker-dealer, trust company, bank or other nominee where your rights are held, or

•
Contact the information agent, D.F. King & Co., Inc., toll-free at (866) 342-4881 or by email at SEVN@dfking.com.

How to Subscribe
•
Deliver a completed subscription certificate and payment to the subscription agent of the subscription price by the expiration date, or

•
If your common shares are held in an account with your broker-dealer, trust company, bank or other nominee, which qualifies as an Eligible Guarantor Institution under Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, have your Eligible Guarantor Institution deliver a notice of guaranteed delivery to the subscription agent by the expiration date.

Limitation on the Exercise of Rights and the Over-Subscription Privilege
Our declaration of trust provides that no person, other than an Excepted Holder (as defined below), may beneficially own or constructively own more than 9.8% by value or number of common shares, whichever is more restrictive, of our outstanding common shares, which we refer to as the 9.8% Ownership Limit. An “Excepted Holder” is defined as Tremont, RMR, any company to which RMR provides management services, any of their affiliates, and any other person exempted from the 9.8% Ownership Limit by our Board of Trustees. Our declaration of trust also provides that no person, including an Excepted Holder, may beneficially own or constructively own common shares if such ownership would result in us failing to qualify for taxation as a REIT. For this purpose, beneficial ownership and constructive ownership include options to acquire common shares (i.e., an option to acquire a common share is considered as ownership of the common share).
In accordance with our declaration of trust, a rights holder may not exercise the primary subscription right or the over-subscription privilege if such exercise would result in the holder beneficially owning or constructively owning more than the 9.8% Ownership Limit, unless such ownership is exempted by our Board of Trustees and does not result in the loss of our REIT status. In addition, a rights holder, including an Excepted Holder, may not exercise the primary subscription right or the over-subscription privilege if such exercise would cause such person to beneficially own or to constructively own common shares that would result in us failing to qualify for taxation as a REIT.
Our Board of Trustees, in its sole discretion, may exempt other persons from the 9.8% Ownership Limit. Any person seeking an exemption must make certain representations and undertakings and satisfy such conditions that our Board of Trustees deems reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our Board of Trustees may also require a ruling from the IRS or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions.
The backstop commitment is not considered an option to acquire common shares for U.S. federal income tax purposes. Accordingly, the only ownership limitation in our declaration of trust applicable to Tremont under the backstop commitment, if any, is closing on common shares in an amount that would cause us to fail to qualify for taxation as a REIT.
See “Description of Certain Provisions of Maryland Law and our Declaration of Trust and Bylaws — Restrictions on Transfer and Ownership of Shares” in the accompanying prospectus.
Subscription Agent
Equiniti Trust Company will act as the subscription agent in connection with this offering.
Information Agent
D.F. King & Co., Inc. will act as the information agent in connection with this offering. If you have questions regarding this offering, you should contact D.F. King & Co., Inc. toll-free at (866) 342-4881 or by email at SEVN@dfking.com.

Dealer Manager Agreement
UBS Securities LLC will act as the dealer manager for this offering. Under the terms and subject to the conditions contained in the dealer manager agreement, the dealer manager will provide certain marketing and soliciting services in connection with this offering and will solicit the acquisition and/or exercise of rights by our shareholders and others and participation in the over-subscription privilege by our shareholders and others. This offering is not contingent upon any number of rights being exercised. We have agreed to pay the dealer manager a fee for certain marketing and soliciting services equal to 4.00% of the aggregate subscription price for the common shares issued pursuant to the exercise of rights and the over-subscription privilege, other than the common shares issued to Tremont pursuant to its exercise of rights and its over-subscription privilege in fulfillment of its backstop commitment obligations, or the Tremont Shares, and 2.00% of the aggregate subscription price for the Tremont Shares. See “The Offering — Distribution Arrangement.” The dealer manager may reallow a portion of its fees to other broker-dealers that have assisted in soliciting the exercise of rights.
Important Dates to Remember
Record Date	November 10, 2025
Subscription Period	From November 10, 2025 to December 4, 2025(1)
Last Day it is Expected that Rights Can be Traded	December 2, 2025(1)
Expiration Date	December 4, 2025(1)
Deadline for Delivery of Subscription Certificates and Payment for Shares	December 4, 2025 at 5:00 p.m., New York City Time(1)
Deadline for Delivery of Notice of Guaranteed Delivery	December 4, 2025 at 5:00 p.m., New York City Time(1)
Deadline for Delivery of Subscription Certificates and Payment for Shares pursuant to Notice of Guaranteed Delivery(2)	December 4, 2025 at 5:00 p.m., New York City Time(1)
Final Payment for Over-subscription Shares	December 10, 2025(1)

(1)
Unless this offering is extended.

(2)
Participating rights holders must, by the expiration date of this offering (unless the offering is extended), either (i) deliver a subscription certificate and payment for common shares or (ii) cause to be delivered on their behalf a notice of guaranteed delivery.

RISK FACTORS
An investment in the rights and in our common shares involves risk. Before making an investment decision, you should carefully consider the following risk factors and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus supplement. If any of these risks were to occur, our business, prospects, financial condition, liquidity, and results of operations and our ability to make distributions to our shareholders and achieve our goals could be materially and adversely affected, the value of our common shares could decline significantly and you could lose all or a part of your investment. Some statements in this prospectus supplement and in the documents incorporated by reference, including statements in the risk factors, constitute forward-looking statements. Please refer to the section entitled “Warning Concerning Forward-Looking Statements.”
Your economic and voting interest in us could be diluted as a result of this offering.
Shareholders who do not fully exercise their rights should expect that they will, at the completion of the offer, own a smaller proportional interest in us, including with respect to voting rights, than would otherwise be the case if they fully exercised their rights.
The book value of our common shares as of September 30, 2025 (the last date prior to the date of this prospectus supplement we determined book value) was $17.68 per common share. After giving effect to the issuance of common shares in this offering, as of September 30, 2025, assuming all rights are exercised at the subscription price of $8.65 per common share and our receipt of the estimated net proceeds from that sale, our “as adjusted” book value would have been approximately $328.4 million, or approximately $14.53 per common share, representing immediate book value dilution of approximately $3.15 per common share to our existing shareholders.
This offering may be terminated prior to delivery of our common shares, and neither we nor the subscription agent will have any obligation to you except to return your subscription payments, without interest.
We may terminate this offering in certain circumstances prior to the delivery of the common shares offered hereby. If this offering is terminated, all rights will expire without value and the subscription agent will return as soon as practicable all exercise payments, without interest. No amounts paid to acquire rights on Nasdaq or otherwise will be returned.
There can be no assurance that a market for the rights will develop.
There can be no assurance that a market for the rights will develop or, if such a market develops, what the price of the rights will be. Changes in market conditions could result in the common shares purchasable upon exercise of the rights being less attractive to investors at the expiration date. This could reduce or eliminate the value of the rights. Shareholders who receive or acquire rights could find that there is no market to sell rights that they do not wish to exercise.
Sales of substantial amounts of our common shares in the public market could have an adverse effect on the trading price of our common shares.
If this offering is fully subscribed, we will have 22,598,583 common shares outstanding. Following this offering, sales of substantial amounts of our common shares, or the availability of such shares for sale, could adversely affect the prevailing trading prices for our common shares. If this occurs and continues, it could impair our ability to raise additional capital through the sale of equity securities should we desire to do so.
Future issuances or sales of our common shares may depress the trading price of our common shares and have a dilutive effect to our existing shareholders, including existing holders of our common shares who subscribe for shares in this offering.
We cannot predict whether future issuances of our common shares or the availability of shares for resale in the open market may depress the trading price of our common shares. Future issuances or sales of a substantial number of common shares in the public market, or the perception that such issuances or sales might occur, may cause the trading price of our common shares to decline. We may also issue preferred shares of beneficial interest or debt securities that are convertible into common shares. In addition, future issuances of our common shares may occur at prices less than the subscription price per share in this offering or otherwise be dilutive to existing shareholders.
The trading price of our common shares could be substantially affected by various factors.
The trading price of our common shares, as with other publicly traded equity securities, depends on various market conditions, which may change from time to time, including:
•
general market conditions, including of the economic environment and credit and securities markets;

•
government action or regulation, including changes in tax law;

•
the market’s perception of our future growth potential;

•
our financial performance, the credit quality of our loan portfolio and the financial performance of our borrowers;

•
our cash flow and cash distributions, including our ability to satisfy the distribution requirements applicable to REITs;

•
our debt levels and our capital structure;

•
analyst reports about us and the REIT industry in general; and

•
the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities, including securities issued by other real estate-based companies.

We may suffer from difficulty or delays in deploying capital, which may cause our financial performance to decline and adversely affect our ability to pay distributions to our shareholders and the value of our securities.
We expect to substantially deploy the additional capital raised in this offering by the end of the second quarter of 2026. It is possible, however, that we could suffer from difficulty or delays in deploying capital, particularly if the capital we raise in this offering outpaces Tremont’s ability to identify new loan investments and/or close on them. Such difficulty or delays, which may be caused by a number of factors, including, for example, changes in market, economic, CRE and/or capital market conditions and competition in the market for the same investment opportunities, may cause our financial performance to decline and adversely affect our ability to pay distributions to our shareholders and/or the value of their overall returns on investment in our securities.
The cash distributions received by shareholders may be less frequent or lower in amount than they expect.
Our Board of Trustees will determine the amount and timing of distributions on our common shares. In making this determination, our Board of Trustees will consider all relevant factors, including the amount of cash resources available for distributions, capital spending plans, cash flow, financial position, applicable requirements of the Maryland REIT Law and any applicable contractual restrictions. We cannot assure you that we will be able to consistently generate sufficient available cash flow to fund distributions on our common shares, nor can we assure you that sufficient cash will be available to make distributions on our common shares. While shareholders are entitled to receive distributions if, as and when authorized by our Board of Trustees and declared by us out of legally available funds, we cannot predict with certainty the amount of distributions shareholders may receive and we may be unable to pay, maintain or increase such distributions over time.
Our management agreement’s fee and expense structure may not create proper incentives for Tremont.
We are required to pay Tremont base management fees regardless of the performance of our loan portfolio. Tremont’s entitlement to a base management fee is based only in part upon our performance or results, which might reduce its incentive to devote its time and effort to seeking investments that provide attractive, risk adjusted returns for us. Because the base management fees are also based in part on our outstanding equity, Tremont may be incentivized to advance strategies that increase our equity capital. For example, we expect that the management fee payable to Tremont pursuant to our existing management agreement will increase as a result of this offering. Increasing our equity capital through the sale of our common shares will likely be dilutive to our existing shareholders and may not improve returns for those shareholders or the market price of our common shares. In addition, Tremont may earn incentive fees each quarter based on our Distributable Earnings in a specified period in excess of a specified return. This may create an incentive for Tremont to invest in assets with higher yield potential, which are generally riskier or more speculative, or to sell assets prematurely for a gain in an effort to increase our near term net income and thereby increase the incentive fees to which Tremont is entitled. This incentive fee formula may encourage Tremont to recommend investments or take other actions which result in losses to us. In addition, we are required to pay or to reimburse Tremont for all costs and expenses of our operations (other than the costs of Tremont’s employees who provide services to us), including, but not limited to, the costs of rent, utilities, office furniture, equipment, machinery, facilities and other overhead type expenses, the costs of legal, accounting, auditing, tax planning and tax return preparation, consulting services, diligence costs related to our investments, investor relations expenses and other professional services, personnel and support shared by Tremont and other costs and expenses not specifically required under our management agreement to be borne by Tremont, and other costs our Independent Trustees may agree to. Some of these overhead, professional and other services are provided by RMR pursuant to a shared services agreement between Tremont and RMR. We are also obligated to pay our pro rata share of RMR’s costs for providing our internal audit function. Our obligation to reimburse Tremont for certain shared services costs may reduce Tremont’s incentive to efficiently manage those costs, which may increase our costs.
The receipt of subscription rights may be treated as a taxable distribution.
We believe the distribution of the subscription rights in this offering should be a non-taxable distribution to shareholders under Section 305(a) of the IRC. Please see the discussion in the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus supplement. However, this position is not binding on the Internal Revenue Service (the “IRS”) or the courts. If this offering is deemed to be part of a “disproportionate distribution” under Section 305 of the IRC, your receipt of subscription rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the subscription rights. Any such distribution would be treated as described under “Material United States Federal Income Tax Considerations — Taxation of Taxable U.S. Shareholders”, “— Taxation of Tax-Exempt U.S. Shareholders”, and “— Taxation of Non-U.S. Shareholders” in Part I, Item 1 in our Annual Report on Form 10-K for the year ended December 31, 2024.

USE OF PROCEEDS
We estimate that net proceeds we will receive from this offering will be approximately $61.9 million assuming all of the rights are exercised at the subscription price of $8.65 and after deducting estimated offering expenses of approximately $650,000 payable by us and payments to the dealer manager of 4.00% of the aggregate subscription price for the common shares issued pursuant to the exercise of rights and the over-subscription privilege, other than the Tremont Shares, and 2.00% of the aggregate subscription price for the Tremont Shares.
The net proceeds from this offering will be used to fund the growth of our business by enabling us to continue to pursue investment opportunities to originate and invest in middle market and transitional CRE mortgage loans in accordance with our investment strategy. We expect to substantially deploy the additional capital raised in this offering by the end of the second quarter of 2026; however, the precise amounts and timing of our use of the proceeds will depend upon market conditions, among other considerations. We may invest the net proceeds from this offering in short term investments pending such deployment.

THE OFFERING
Purpose of this Offering
We are conducting this offering to raise additional capital to fund the growth of our business, including enabling us to continue to pursue investment opportunities to originate and invest in new loans. Rather than seeking financing from new investors, we are providing our existing shareholders with the opportunity to purchase additional common shares to maintain their current percentage ownership in our Company and to provide us with additional capital to execute on our business plan by originating and investing in new loans. We expect to substantially deploy the additional capital raised in this offering by the end of the second quarter of 2026. In connection with the approval of this offering, including the discount to the trading price of our common shares taken for purposes of establishing the subscription price, our Board of Trustees, including a special committee of our Board of Trustees comprised solely of Independent Trustees, considered the following factors:
•
the subscription price relative to the trading price and the book value per share of our common shares;

•
the increased capital to be available upon completion of this offering for us to make additional loan investments consistent with our investment objectives and our loan investment pipeline;

•
the dilution in ownership and voting power by non-exercising shareholders;

•
the effect the offering will have on the distributions per share we pay subsequent to completion of this offering;

•
the terms and expenses in connection with this offering relative to other alternatives for raising capital, including fees payable to the dealer manager;

•
the size of this offering in relation to the number of common shares outstanding;

•
the trading price of our common shares before and after the announcement of this offering; and

•
the general condition of the financial markets.

We cannot assure you as to the amount of dilution, if any, that a shareholder may experience as a result of this offering, that the current offering will be successful or that we will not need to seek additional capital in the future. We also cannot assure you that by increasing the amount of our available capital, our aggregate general and administrative expenses, as a percentage of our shareholders’ equity, will decrease. In addition, the management fee we pay to Tremont is based upon our shareholders’ equity, which would include the proceeds from this offering. Accordingly, we expect the management fee payable to Tremont to increase as a result of this offering.
In determining that this offering is in our best interest and in the best interests of our shareholders, we have retained UBS Securities LLC, the dealer manager for this offering, to provide us with certain marketing and soliciting services relating to this offering, including advice with respect to the structure, timing and terms of the offer. In this regard, we considered current secondary market trading conditions, using a fixed pricing versus variable pricing mechanism, the benefits and drawbacks of conducting a non-transferable versus a transferable rights offering, the effect on us if this offering is not fully subscribed, including the backstop commitment, the experience of the dealer manager in conducting rights offerings, and the inclusion of an over-subscription privilege. UBS Securities LLC has not issued any opinion as to the fairness of the rights offering to the holders of common shares. Holders of common shares should carefully read this prospectus, including the documents incorporated herein, and conduct their own investigation as to whether to participate in the rights offering.
Terms of the Offering
We are issuing to record date shareholders transferable rights to subscribe for up to 7,532,861 common shares. Each record date shareholder is being issued one transferable right corresponding to each common share owned by such shareholder on the record date. Each rights holder is entitled to acquire one share for every two rights held at the subscription price. Rights may be exercised at any time during the subscription period, which commences on November 10, 2025, and ends at 5:00 p.m., New York City time, on December 4, 2025, unless extended by us in our sole discretion. We will not issue fractional common shares upon the exercise of rights; accordingly, rights may be exercised only in integer multiples of two, except that any record date shareholder who owns fewer than two common shares as of the record date may subscribe, at the subscription price, for one full common share. We will not issue any fractional rights. As such, record date shareholders who own fractional common shares on the record date will not receive any rights corresponding to such fractional shares.
The rights being issued in this offering will be transferable and are expected to be listed on Nasdaq under the symbol “SEVNR.” Our common shares are listed on Nasdaq under the symbol “SEVN.” Rights holders who are not record date shareholders can purchase shares as described above, which we refer to as the primary subscription right, and are entitled to subscribe for shares pursuant to the over-subscription privilege (as described below). Non-record date rights holders who purchase shares pursuant to the primary subscription right or the over-subscription right, together with record date shareholders who purchase shares, are hereinafter referred to as participating rights holders. The rights will be evidenced by subscription certificates which will be mailed to shareholders, except as discussed below under “— Foreign Shareholders.”
Shares for which there is no subscription during the primary subscription will be offered, by means of the over-subscription privilege, first to record date shareholders who fully exercise the rights issued to them pursuant to this offering and who wish to acquire more than the number of shares they are entitled to purchase pursuant to the exercise of their rights. In addition, any non-record date rights holder who acquires rights and fully exercises such rights is entitled to subscribe for remaining shares that are not otherwise subscribed for by record date shareholders. Shares acquired pursuant to the over-subscription privilege are subject to certain limitations and pro rata allocations. See “— Over-Subscription Privilege” below. Any record date shareholder who sells any rights will not be eligible to participate in the over-subscription privilege.
For purposes of determining the number of shares a record date shareholder can acquire pursuant to the offer, broker-dealers, trust companies, banks or others whose shares are held of record by Cede or by any other depository or nominee will be deemed to be the holders of the rights that are issued to Cede or the other depository or nominee on their behalf.
There is no minimum number of rights which must be exercised in order for the offering to close.
Over-Subscription Privilege
Shares not subscribed for by rights holders, which we refer to as remaining shares, will be offered, by means of the over-subscription privilege, first to record date shareholders who have fully exercised the rights issued to them and who wish to acquire more than the number of shares they are entitled to purchase pursuant to the primary subscription rights. Rights holders should indicate on the subscription certificate that they submit with respect to the exercise of the rights issued to them how many additional shares they are willing to acquire pursuant to the over-subscription privilege. If there are sufficient remaining shares, all rights holders’ over-subscription requests will be honored in full. If record date shareholders’ requests for shares pursuant to the over-subscription privilege exceed the remaining shares available, the available remaining shares will be allocated pro-rata among rights holders who over-subscribe based on the number of shares held by such rights holder on the record date.
The percentage of remaining shares each over-subscribing shareholder can acquire will be rounded down to result in delivery of whole shares. The allocation process could involve a series of allocations to assure that the total number of remaining shares available for over-subscriptions is distributed on a pro-rata basis. The formula to be used in allocating the remaining shares is as follows:
Shareholder’s Record Date Position	x	Remaining Shares
Total Record Date Position of All Over-Subscribers
However, if this pro-rata allocation results in any holder being allocated a greater number of shares than the holder subscribed for pursuant to the exercise of the over-subscription privilege or a number of shares in excess of the 9.8% ownership limit set forth in our declaration of trust, then such holder will be allocated only such number of shares pursuant to the over-subscription privilege as such holder subscribed for or that would not be in excess of the 9.8% ownership limit set forth in our declaration of trust.
Any rights holder other than a record date shareholder who acquires rights and exercises such rights is entitled to subscribe for remaining shares that are not otherwise over-subscribed for by record date shareholders. These non-record date rights holders should indicate, in the subscription certificate submitted with respect to the exercise of any rights, how many shares they are willing to acquire pursuant to the over-subscription privilege. There can be no assurance that non-record date rights holders will receive shares pursuant to the over-subscription privilege.
If sufficient remaining shares are available after the over-subscription privilege for the record date shareholders have been allotted, then all over-subscriptions by non-record date rights holders will be honored in full. If the remaining shares are insufficient to permit such allocation, the remaining shares will be allocated pro-rata among the non-record date rights holders who wish to exercise their over-subscription privilege, based on the number of rights held by such rights holders on the expiration date; provided, however, that if this pro-rata allocation results in any holder being allocated a greater number of shares than the holder subscribed for pursuant to the exercise of the over-subscription privilege or a number of shares in excess of the 9.8% ownership limit set forth in our declaration of trust, then such holder will be allocated only such number of shares pursuant to the oversubscription privilege as such holder subscribed for or that would not be in excess of the 9.8% ownership limit set forth in our declaration of trust. The formula to be used in allocating the shares available to non-record date rights holders exercising their over-subscription privilege is as follows:
Non-Record Date Rights Holder’s Rights Ownership as of the Expiration Date	x	Shares Available for Non-Record Date Rights Holders Exercising Their Over-Subscription Privilege
Total Rights Ownership as of the Expiration Date of Non-Record Date Rights Holders Exercising Their Over-Subscription Privilege
Banks, brokers, trustees and other nominee holders of rights will be required to certify to the subscription agent, before any over-subscription privilege can be exercised with respect to any particular beneficial owner, as to the aggregate number of rights exercised pursuant to the primary subscription and the number of shares subscribed for pursuant to the over-subscription privilege by such beneficial owner and that such beneficial owner’s primary subscription was exercised in full. We will not offer or sell in connection with the offer any rights that are not subscribed for pursuant to the primary subscription or the over-subscription privilege.
Backstop Commitment
We and Tremont have entered into a backstop agreement, the terms of which were approved by a special committee of our Board of Trustees (comprised solely of disinterested Trustees), pursuant to which Tremont has agreed to exercise its pro rata primary subscription right in full and, upon the completion of this offering, to purchase 100% of all remaining shares not otherwise subscribed for pursuant to all other rights holders’ primary subscription rights and over-subscription privileges, which we refer to as the “backstop commitment.” Tremont will not receive any fees or other consideration in connection with the backstop commitment. We have agreed to reimburse Tremont for reasonable expenses incurred pursuant to the backstop agreement. We expect that the management fee payable to Tremont pursuant to our existing management agreement will increase as a result of this offering. As of September 30, 2025, Tremont owns approximately 11.3% of our common shares.
Subscription Price
The subscription price per share will equal $8.65. Subscribers must fund their subscriptions pursuant to both the primary subscription right and over-subscription privilege at the Initial Price. See “— Payment for Shares” below. Rights holders who exercise their rights will have no right to rescind their subscriptions after receipt of their completed subscription certificates together with payment for shares or a notice of guaranteed delivery by the subscription agent. We will not issue fractional common shares upon the exercise of rights; accordingly, rights may be exercised only in integer multiples of two, except that any record date shareholder who owns fewer than two common shares as of the record date may subscribe, at the subscription price, for one full common share.
Expiration of the Offer
The offer will expire on the expiration date. The rights will expire on the expiration date and cannot be exercised thereafter.
Our Board of Trustees, or a committee thereof, could determine to extend the subscription period, and thereby postpone the expiration date. For example, our Board of Trustees could elect to extend the subscription period in the event there is substantial instability or volatility in the trading price of our common shares or the rights on Nasdaq at or near the expiration date, or if any event occurs which causes trading to cease or be suspended on Nasdaq or the financial markets generally. The foregoing are not the only circumstances under which this offering can be extended, and our Board of Trustees, or a committee thereof, is free to extend the subscription period at its discretion.
Any extension of the offer will be followed as promptly as practicable by announcement thereof, and in no event later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date. Without limiting the manner in which we could choose to make such announcement, we will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by issuing a press release or such other means of announcement as we deem appropriate.
Dilutive Effects
Any shareholder who chooses not to participate in the offering should expect to own a smaller interest in our Company upon completion of the offering. The offering will dilute the ownership interest and voting power of shareholders who do not fully exercise their primary subscription rights. The amount of dilution, if any, that a shareholder experiences could be substantial.
The book value of our common shares as of September 30, 2025 (the last date prior to the date of this prospectus supplement we determined book value) was $17.68 per share. After giving effect to the issuance of our common shares in this offering, as of September 30, 2025, assuming all rights are exercised at the subscription price of $8.65 per share and our receipt of the estimated net proceeds from that sale, our “as adjusted” book value would have been approximately $328.4 million, or approximately $14.53 per share, representing immediate book value dilution of approximately $3.15 per share to our existing shareholders.
The transferable feature of the rights will afford non-participating shareholders the potential to receive a cash payment upon the sale of rights, which could be viewed as partial compensation for the dilution of their interests.
Amendments and Waivers; Termination
We reserve the right to amend the terms and conditions of this offering, whether the amended terms are more or less favorable to you. We will comply with all applicable laws, including the U.S. federal securities laws, in connection with any such amendment.
We will decide all questions as to the validity, form and eligibility (including times of receipt, beneficial ownership and compliance with other procedural matters) in our sole discretion, and our determination shall be final and binding. The acceptance of subscription certificates and the subscription price also will be determined by us. Alternative, conditional or contingent subscriptions will not be accepted. We reserve the right to reject any exercise if such exercise is not in accordance with the terms of the offering or not in proper form or if the acceptance thereof or the issuance of common shares thereto could be deemed unlawful. We, in our sole discretion, have the ability to waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.
The dealer manager has the right to terminate the dealer management agreement in certain circumstances. In addition, we may terminate the dealer manager agreement and terminate the offering with the consent of the dealer managers if, in our judgement (upon consultation with the dealer manager), it is inadvisable to proceed with the offering. If the offering is terminated, all rights will expire without value, and we will promptly arrange for the refund, without interest, of all funds received from holders of rights. All monies received by the subscription agent in connection with the offering will be held by the subscription agent, on our behalf, in a segregated interest-bearing account at a negotiated rate. All such interest shall be payable to us even if the offering is terminated and we return your subscription payment. In addition, no amounts paid to acquire rights on Nasdaq or otherwise will be returned.
Information Agent and Subscription Agent
D.F. King & Co., Inc. will act as the information agent in connection with the offering, and Equiniti Trust Company, or Equiniti, will act as the subscription agent in connection with the offering. The information agent will receive for its services a fee estimated to be approximately $15,000 plus reimbursement of all out-of-pocket expenses related to the offering, and the subscription agent will receive for its services a fee estimated to be approximately $41,500 plus processing fees and reimbursement of all out-of-pocket expenses related to the offering.
D.F. King & Co., Inc. can be contacted at the below address:
D.F. King & Co., Inc.
28 Liberty Street, 53rd Floor
New York, NY 10005
Bankers and Brokers Call: (646) 970-2125
Others Call Toll Free: (866) 342-4881
Email: SEVN@dfking.com
Equiniti can be contacted at the below address:
If delivering by express mail, courier, or other expedited service: Equiniti Trust Company, LLC 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120 Attn: Onbase — Reorganization Department	By mail: Equiniti Trust Company, LLC Operations Center Attn: Onbase — Reorganization Department 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120
For assistance, call (877) 248-6417 or (718) 921-8317.
Completed subscription certificates must be sent together with full payment of the subscription price for all common shares subscribed for in the primary subscription and pursuant to the over-subscription privilege to the subscription agent by one of the methods described below. We will accept only properly completed and duly executed subscription certificates actually received at any of the addresses listed below, on or prior to the expiration date or by the close of business on the second business day after the expiration date of this offering following timely receipt of a notice of guaranteed delivery. See “— Payment for Common Shares” below. In this prospectus supplement, close of business means 5:00 p.m., New York City time, on the relevant date.

Subscription Certificate Delivery Method	Address/Number
By Notice of Guaranteed Delivery:
Contact an Eligible Guarantor Institution, which
may include a commercial bank or trust company, a
member firm of a domestic stock exchange or a
savings bank or credit union, to notify us of your
intent to exercise the rights.

By express mail, courier, or other expedited service:	Equiniti Trust Company, LLC 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120 Attn: Onbase — Reorganization Department
By Mail:	Equiniti Trust Company, LLC Operations Center Attn: Onbase — Reorganization Department 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120
Delivery to an address other than the address listed above will not constitute valid delivery.
Any questions or requests for assistance concerning the method of subscribing for common shares or for additional copies of this prospectus supplement or subscription certificates or notices of guaranteed delivery can be directed to the information agent at its telephone number and address listed above.
Methods for Exercising Rights
Rights are evidenced by subscription certificates that, except as described below under “— Foreign Shareholders,” will be mailed to record date shareholders or, if a record date shareholder’s common shares are held by Cede or any other depository or nominee on their behalf, to Cede or such depository or nominee. Rights can be exercised by completing and signing the subscription certificate that accompanies this prospectus supplement and mailing it in the envelope provided, or otherwise delivering the completed and duly executed subscription certificate to the subscription agent, together with payment in full for the common shares at the subscription price by the expiration date. Rights can also be exercised by contacting your broker, trustee or other nominee, who can arrange, on your behalf, to guarantee delivery of payment and delivery of a properly completed and duly executed subscription certificate pursuant to a notice of guaranteed delivery by the close of business on the second business day after the expiration date. A fee may be charged for this service. Completed subscription certificates and related payments must be received by the subscription agent on or prior to the expiration date (unless payment is effected by means of a notice of guaranteed delivery as described below under “— Payment for Common Shares”) at the offices of the subscription agent at the address set forth above. Fractional common shares will not be issued upon the exercise of rights.
Exercise of the Over-Subscription Privilege
Record date shareholders who fully exercise all rights issued to them can participate in the over-subscription privilege by indicating on their subscription certificate the number of common shares they are willing to acquire. In addition, any non-record date rights holder who acquires rights and fully exercises such rights is entitled to subscribe for remaining common shares that are not otherwise subscribed for by record date shareholders. If sufficient remaining common shares are available after the primary subscription, all over-subscriptions will be honored in full; otherwise remaining common shares will be allocated as described under “— Over-Subscription Privilege” above.
Record Date Shareholders Whose Common Shares Are Held By a Nominee
Record date shareholders whose common shares are held by a nominee, such as a bank, broker-dealer or trustee, must contact that nominee to exercise their rights. In that case, the nominee will complete the subscription certificate on behalf of the record date shareholder and arrange for proper payment by one of the methods set forth under “— Payment for Common Shares” below.
Nominees
Nominees, such as brokers, trustees or depositories for securities, who hold common shares for the account of others, should notify the respective beneficial owners of the common shares as soon as possible to ascertain the beneficial owners’ intentions and to obtain instructions with respect to the rights. If the beneficial owner so instructs, the nominee should complete the subscription certificate and submit it to the subscription agent with the proper payment as described under “— Payment for Common Shares” below.
All questions as to the validity, form, eligibility (including times of receipt and matters pertaining to beneficial ownership) and the acceptance of subscription forms and the subscription price will be determined by us, which determinations will be final and binding. No alternative, conditional or contingent subscriptions will be accepted. We reserve the right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful.
We reserve the right to reject any exercise if such exercise is not in accordance with the terms of this offering or not in proper form or if the acceptance thereof or the issuance of common shares thereto could be deemed unlawful. We reserve the right to waive any deficiency or irregularity with respect to any subscription certificate. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.
Limitation on the Exercise of Rights and the Over-Subscription Privilege
Our declaration of trust provides that no person, other than an Excepted Holder, may beneficially own or constructively own more than the 9.8% Ownership Limit. Our declaration of trust also provides that no person, including an Excepted Holder, may beneficially own or constructively own common shares if such ownership would result in us failing to qualify for taxation as a REIT. For this purpose, beneficial ownership and constructive ownership include options to acquire common shares (i.e., an option to acquire a common share is considered as ownership of the common share).
In accordance with our declaration of trust, a rights holder may not exercise the primary subscription right or the over-subscription privilege if such exercise would result in the holder beneficially owning or constructively owning more than the 9.8% Ownership Limit, unless such ownership is exempted by our Board of Trustees and does not result in the loss of our REIT status. In addition, a rights holder, including an Excepted Holder, may not exercise the primary subscription right or the over-subscription privilege if such exercise would cause such person to beneficially own or to constructively own common shares that would result in us failing to qualify for taxation as a REIT.
Our Board of Trustees, in its sole discretion, may exempt other persons from the 9.8% Ownership Limit. Any person seeking an exemption must make certain representations and undertakings and satisfy such conditions that our Board of Trustees deems reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our Board of Trustees may also require a ruling from the IRS or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions.
The backstop commitment is not considered an option to acquire common shares for U.S. federal income tax purposes. Accordingly, the only ownership limitation in our declaration of trust applicable to Tremont under the backstop commitment, if any, is closing on common shares in an amount that would cause us to fail to qualify for taxation as a REIT.
See “Description of Certain Provisions of Maryland Law and our Declaration of Trust and Bylaws —  Restrictions on Transfer and Ownership of Shares” in the accompanying prospectus.

Foreign Shareholders
Subscription certificates will not be mailed to foreign shareholders. Foreign shareholders will receive written notice of this offering. The subscription agent will hold the rights to which those subscription certificates relate for these shareholders’ accounts until instructions are received to exercise the rights and such shareholders establish to the satisfaction of the subscription agent that they are permitted to exercise their subscription rights under applicable law. In addition, such shareholders must take all other steps that are necessary to exercise their subscription rights on or prior to the date required for participation in the offering. If no instructions have been received by the expiration date, the subscription agent will transfer the rights of these shareholders to the dealer manager, who will either purchase the rights or use its commercially reasonable efforts to sell them. The net proceeds, if any, from the sale of those rights will be remitted to these shareholders. If those rights are not purchased or sold prior to the expiration of this offering, they will expire.
Payment for Common Shares
Participating rights holders can choose between the following methods of payment:
(1)
A participating rights holder can send the subscription certificate together with payment for the common shares acquired in the primary subscription and any additional common shares subscribed for pursuant to the over-subscription privilege to the subscription agent based on the subscription price per share of $8.65. To be accepted, the estimated payment, together with a properly completed and executed subscription certificate, must be received by the subscription agent at one of the subscription agent’s offices set forth above, on or prior to the expiration date.

(2)
A participating rights holder can request a Eligible Guarantor Institution as that term is defined in Rule 17Ad-15 under the Exchange Act to send a notice of guaranteed delivery by facsimile or otherwise guaranteeing delivery of (i) payment of the full subscription price for the common shares subscribed for in the primary subscription and any additional common shares subscribed for pursuant to the over-subscription privilege and (ii) a properly completed and duly executed subscription certificate. The subscription agent will not honor a notice of guaranteed delivery unless a properly completed and duly executed subscription certificate and full payment for the common shares is received by the subscription agent on or prior to close of business on the second business day after the expiration date.

Participating rights holders will have no right to rescind their subscription after receipt of their payment for common shares or a notice of guaranteed delivery by the subscription agent.
All payments by a participating rights holder must be in U.S. dollars by check or bank draft drawn on a bank or branch located in the United States and payable to Equiniti, as subscription agent. A participating rights holder could also wire the transfer of immediately available funds directly to the account maintained by Equiniti, as subscription agent, for purposes of accepting subscriptions in this offering, with reference to the rights holder’s name. The subscription agent will deposit all funds received by it prior to the final payment date into a segregated account pending pro-ration and distribution of the common shares. If the offering is terminated, we will promptly arrange for the refund, without interest, of all funds received from holders of rights.
The method of delivery of subscription certificates and payment of the subscription price to us will be at the election and risk of the participating rights holders, but if sent by mail it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment on prior to the expiration date or the date guaranteed payments are due under a notice of guaranteed delivery (as applicable). Because uncertified personal checks can take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or money order.
As soon as practicable following the expiration date, the subscription agent will send to each participating rights holder (or, if rights are held by Cede or any other depository or nominee, to Cede or such other depository or nominee) a statement or certificate showing (i) the number of common shares purchased pursuant to the primary subscription; (ii) the number of common shares, if any, acquired pursuant to the over-subscription privilege; (iii) the per share and total purchase price for such common shares; and (iv) any additional amount payable to us by the participating rights holder or any excess to be refunded by us to the participating rights holder, in each case based on the subscription price as determined on the expiration date. If any participating rights holder, if eligible, exercises his or her right to acquire common shares pursuant to the over-subscription privilege, any excess payment which would otherwise be refunded to him or her will be applied by us toward payment for common shares acquired pursuant to the exercise of the over-subscription privilege. Any additional payment required from a participating rights holder must be received by the subscription agent within ten business days after the confirmation date. Any excess payment to be refunded by us to a participating rights holder will be mailed by the subscription agent to the rights holder as promptly as practicable. No interest will be paid on any amounts refunded.
Whichever of the two methods described above is used, issuance of the common shares purchased is subject to collection of checks and actual payment.   Common shares will not be issued to a participating rights holder unless and until payment in full for such common shares is received by us. If a participating rights holder who subscribes for common shares pursuant to the primary subscription or over-subscription privilege does not make payment of any amounts due by the expiration date, the date guaranteed payments are due under a notice of guaranteed delivery or within ten business days of the confirmation date, as applicable, the subscription agent reserves the right to take any or all of the following actions: (1) reallocate the common shares to other participating rights holders in accordance with the oversubscription privilege; (2) apply any payment actually received by it from the participating rights holder toward the purchase of the greatest whole number of common shares which could be acquired by such participating rights holder upon exercise of the primary subscription and/or the over-subscription privilege; and/or (3) exercise any and all other rights or remedies to which it may be entitled, including the right to set off against payments actually received by it with respect to such subscribed for common shares.
All questions concerning the timeliness, validity, form and eligibility of any exercise of rights (including times of receipt, beneficial ownership and compliance with other procedural matters) will be determined by us in our sole discretion, which determinations will be final and binding. We in our sole discretion have the ability to waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we determine, or reject the purported exercise of any right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. The subscription agent will not be under any duty to give notification of any defect or irregularity in connection with the submission of subscription certificates or incur any liability for failure to give such notification.
Delivery of Stock Certificates and Book-Entry
Stock certificates will not be issued for common shares offered in the offering. Shareholders who are record owners will have the common shares they acquire credited to their account with our transfer agent. Participants in our dividend reinvestment plan will have any common shares that they acquire pursuant to the offer credited to their shareholder dividend reinvestment accounts in the plan. Shareholders whose common shares are held of record by Cede or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any common shares that they acquire credited to the account of Cede or the other depository or nominee.
ERISA Considerations
Shareholders who are employee benefit plans subject to the Employee Retirement Income Security Act of 1974, or ERISA, (including corporate savings and 401(k) plans), Keogh or H.R.10 plans of self-employed individuals and individual retirement accounts should be aware that additional contributions of cash to a retirement plan (other than rollover contributions or trustee-to-trustee transfers from other retirement plans) in order to exercise rights would be treated as contributions to the retirement plan and, when taken together with contributions previously made, may result in, among other things, excise taxes for excess or nondeductible contributions. In the case of retirement plans qualified under Section 401(a) of the IRC and certain other retirement plans, additional cash contributions could cause the maximum contribution limitations of Section 415 of the IRC or other qualification rules to be violated. It may also be a reportable distribution and there may be other adverse tax and ERISA consequences if rights are sold or transferred by a retirement plan.
Retirement plans and other tax-exempt entities, including governmental plans, should also be aware that if they borrow in order to finance their exercise of rights, they may become subject to the tax on unrelated business taxable income under Section 511 of the IRC. If any portion of an individual retirement account is used as security for a loan, the portion so used is also treated as distributed to the IRA depositor. ERISA contains fiduciary responsibility requirements, and ERISA and the IRC contain prohibited transaction rules that may impact the exercise of rights. Due to the complexity of these rules and the penalties for noncompliance, retirement plans should consult with their counsel and other advisers regarding the consequences of their exercise of rights under ERISA and the IRC.
Dealer Manager Agreement
UBS Securities LLC, a broker-dealer and member of the Financial Industry Regulatory Authority, will act as the dealer manager for this offering. Under the terms and subject to the conditions contained in the dealer management agreement, the dealer manager will provide certain financial advisory and marketing services in connection with this offering and will solicit the exercise of rights and participation in the over-subscription privilege by our shareholders and others. This offering is not contingent upon any number of rights being exercised. We have agreed to pay the dealer manager a fee for certain marketing and soliciting services equal to 4.00% of the aggregate subscription price for the common shares issued pursuant to the exercise of rights and the over-subscription privilege, other than the Tremont Shares, and 2.00% of the aggregate subscription price for the Tremont Shares.
The dealer manager will reallow to other broker-dealers that have executed and delivered a selling group agreement and have solicited the exercise of rights, selling group solicitation fees up to 2.00% of the subscription price per share for each common share issued pursuant to the exercise of rights as a result of its soliciting efforts, subject to a maximum fee based on the number of common shares held by each broker-dealer through the Depository Trust Company on the record date. The dealer manager will reallow to other broker-dealers that have executed and delivered a soliciting dealer agreement and have solicited the exercise of rights, solicitation fees up to 0.50% of the subscription price per share for each common share issued pursuant to the exercise of rights as a result of its soliciting efforts, subject to a maximum fee based on the number of common shares held by each broker-dealer through the Depository Trust Company on the record date. Fees will be paid by us to the broker-dealer designated on the applicable portion of the subscription certificates or, in the absence of such designation, to the dealer manager. We have agreed to reimburse the dealer manager for its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the dealer manager, in an amount up to $200,000. In addition, the dealer manager has agreed to reimburse us for certain of our out-of-pocket expenses in certain circumstances.
We have agreed to indemnify the dealer manager for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act. The dealer manager agreement also provides that the dealer manager will not be subject to any liability to us in rendering the services contemplated by the dealer manager agreement except for any act of bad faith, willful misfeasance, or gross negligence of the dealer manager or reckless disregard by the dealer manager of its obligations and duties under the dealer manager agreement. We have also agreed that for a period of 180 days from the date of the dealer manager agreement, we will not, without the prior written consent of the dealer manager, offer or sell, or enter into any agreement to sell, any equity or equity related securities of the Company or securities convertible into such securities, other than the rights, the common shares issued in connection with this offering, the common shares issued in reinvestments of dividends or distribution, the common shares issued pursuant to the Company’s Amended and Restated 2021 Equity Compensation Plan and the common shares issued (including any options to purchase Common Shares, upon the exercise of such options) pursuant to any stock option, stock bonus or other stock plan or arrangement as described in our registration statement and the related prospectus.
The principal business address of UBS Securities LLC is 11 Madison Avenue, New York, New York 10010.

Prior to the expiration of the offering, the dealer manager can independently offer for sale common shares, including common shares acquired through purchasing and exercising the rights, at prices it sets. The dealer manager may realize profits or losses independent of any fees described in this prospectus supplement.
In connection with this offering, the dealer manager may distribute prospectuses by electronic means, such as e-mail.
This offering is being conducted in compliance with Rule 5110 of the Conduct Rules of the Financial Industry Regulatory Authority.
Additional Dealer Manager Compensation; Other Relationships
The dealer manager and/or its affiliates have from time to time performed and likely will, in the future perform various commercial banking, financial advisory and investment banking services for us and our affiliates for which they have received or will receive customary compensation. In particular, the dealer manager or its affiliates execute transactions with us and our affiliates or any of our portfolio companies. In addition, the dealer manager or its affiliates acts as arranger, underwriter or placement agent for companies whose securities are sold to or whose loans are syndicated to us or our affiliates. The dealer manager and its affiliates may also trade in our securities, securities of our portfolio companies or other financial instruments related thereto for their own accounts or for the account of others and extends loans or financing directly or through derivative transactions to us and our affiliates or any of the portfolio companies.
Dilutive Effects of this Offering
As a result of the terms of this offering, shareholders who do not fully exercise their rights will own, upon completion of this offering, a smaller proportional interest in us than they owned prior to the offer, including with respect to voting rights. To the extent the RMR Group LLC exercises its over-subscription privilege and receives an allocation of common shares, its ownership interest as a percentage of our outstanding common shares will increase.
The book value of our common shares as of September 30, 2025 (the last date prior to the date of this prospectus supplement we determined book value) was $17.68 per share. After giving effect to the issuance of common shares in this offering, as of September 30, 2025, assuming all rights are exercised at the subscription price of $8.65 per share and our receipt of the estimated net proceeds from that sale, our “as adjusted” book value would have been approximately $328.4 million, or approximately $14.53 per share, representing immediate book value dilution of approximately $3.15 per share to our existing shareholders.
Sale of Rights
Rights are Transferable until the Trading Day Immediately Preceding the Expiration Date
The subscription rights issued in this offering are transferable. If you are a beneficial owner of common shares that are held of record in the name of a broker, bank or other nominee, you should ask that entity to effect the sale of your rights or the purchase of other rights that may be available. If you are a shareholder of record, whether you hold certificates of our common shares directly or in book-entry form with our transfer agent, you will need to engage a broker to effect the transactions for you.
We intend to apply to list the rights on Nasdaq under the symbol “SEVNR.” While the dealer manager will engage in marketing and soliciting services with respect to the rights, no assurance can be given that a market for the rights will develop. Trading in the rights on Nasdaq is expected to be conducted beginning on or about November 10, 2025. The rights are transferable and are expected to continue trading until and including December 2, 2025 (or if the offering is extended, until the trading day immediately prior to the extended expiration date). Rights holders are encouraged to contact their broker-dealer, bank, trustee or other nominees for more information about trading of the rights.
Other Transfers
The rights evidenced by a subscription certificate can be transferred in whole by endorsing the subscription certificate for transfer in accordance with the accompanying instructions. A portion of the rights evidenced by a single subscription certificate can be transferred by delivering to the subscription agent a subscription certificate properly endorsed for transfer, with instructions to register such portion of the rights evidenced thereby in the name of the transferee and to issue a new subscription certificate to the transferee evidencing such transferred rights. In such event, a new subscription certificate evidencing the balance of the rights, if any, will be issued to the shareholder or, if the shareholder so instructs, to an additional transferee. The signature on the subscription certificate must correspond to the name as written upon the face of the subscription certificate, without alteration or enlargement, or any change. A signature guarantee must be provided by an Eligible Guarantor Institution, subject to the standards and procedures adopted by us.
Shareholders wishing to transfer all or a portion of their rights should allow at least five business days prior to the expiration date of the offering for (i) the transfer instructions to be received and processed by the subscription agent; (ii) a new subscription certificate to be issued and transmitted to the transferee or transferees with respect to transferred rights, and to the transferor with respect to retained rights, if any; and (iii) the rights evidenced by such new subscription certificate to be exercised or sold by the recipients thereof. Neither we nor the subscription agent nor the dealer managers shall have any liability to a transferee or transferor of rights if subscription certificates are not received in time for exercise prior to the expiration date of the offering or sale prior to the day immediately preceding the expiration date of the offering (or, if the offering is extended, the extended expiration date).
Except for the fees charged by the subscription agent, which will be paid by us, all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred or charged in connection with the purchase, sale or exercise of rights will be for the account of the transferor of the rights, and none of those commissions, fees or expenses will be paid by us, the subscription agent or the dealer managers.
We anticipate that the rights will be eligible for transfer through, and that the exercise of the primary subscription rights and the over-subscription privilege could be effected through, the facilities of the Depository Trust Company.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material U.S. federal income tax considerations of the subscription rights acquired through this offering and/or common shares acquired as a result of an exercise of subscription rights. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders that are subject to special treatment under the U.S. federal income tax laws, such as:
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insurance companies;

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tax-exempt organizations, tax-deferred and tax-advantaged accounts;

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financial institutions or broker-dealers;

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dealers in securities or currencies;

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non-U.S. individuals and non-U.S. corporations (except to the extent discussed in “— Taxation of Non-U.S. Holders” below);

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U.S. expatriates;

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persons who mark-to-market shares subscription rights or common shares;

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subchapter S corporations;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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regulated investment companies and REITs, and their investors;

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trusts and estates (except to the extent discussed herein);

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persons holding common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

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persons subject to special rules under Section 451(b) of the IRC;

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persons subject to the alternative minimum tax provisions of the IRC;

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persons holding shares of subscription rights or our common shares through a partnership or similar pass-through entity; and

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persons holding, in the aggregate, a 10% or more (by vote or value) beneficial interest in common shares.

This summary assumes that shareholders hold common shares as capital assets for U.S. federal income tax purposes, which generally means as property held for investment. If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds common shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership holding common shares, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of common shares by the partnership.
The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the IRC, current, temporary and proposed Treasury Regulations, the legislative history of the IRC, current administrative interpretations and practices of the Internal Revenue Service (“IRS”), and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury Regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our intention to qualify as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF ACQUIRING, OWNING AND SELLING SUBSCRIPTION RIGHTS AND/OR COMMON SHARES, INCLUDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF ACQUIRING, OWNING AND SELLING SUBSCRIPTION RIGHTS AND/OR COMMON SHARES IN YOUR PARTICULAR CIRCUMSTANCE AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
As used in this section, the term “U.S. holder” means a beneficial owner of common shares that, for U.S. federal income tax purposes, is:
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a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its States or the District of Columbia;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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any trust if  (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

The term “non-U.S. holder” means a beneficial owner of common shares that is not a U.S. holder or a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes).
Taxation of U.S. Holders
Receipt of Subscription Rights.
We do not believe a U.S. holder’s receipt of subscription rights pursuant to this offering should be treated as a taxable distribution with respect to their existing common shares for U.S. federal income tax purposes. Section 305(a) of the IRC states that a holder’s taxable income does not include in-kind stock dividends, including distributions of stock rights; however, the general non-recognition rule in Section 305(a) of the IRC is subject to exceptions described in Section 305(b) of the IRC, which include “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some holders or holders of debt instruments convertible into shares and an increase in the proportionate interest of other holders in a corporation’s assets or earnings and profits. We do not believe that the receipt of subscription rights pursuant to this offering is a disproportionate distribution for these purposes.
Our position regarding the tax-free treatment of the subscription right distribution is not binding on the IRS or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the subscription rights is a “disproportionate distribution” or otherwise, the fair market value of the subscription rights would be taxable to U.S. holders as described under “Material United States Federal Income Tax Considerations — Taxation of Taxable U.S. Shareholders”, “— Taxation of Tax-Exempt U.S. Shareholders”, and “— Taxation of Non-U.S. Shareholders” in Part I, Item 1 in our Annual Report on Form 10-K for the year ended December 31, 2024.
The following discussion is based upon the treatment of the subscription right issuance as a non-taxable distribution with respect to a U.S. holders’ existing common shares for U.S. federal income tax purposes.
Tax Basis in the Subscription Rights
If the fair market value of the subscription rights a U.S. holder receives is less than 15% of the fair market value of the U.S. holder’s existing common shares (with respect to which the subscription rights are distributed) on the date the U.S. holder receives the subscription rights, the subscription rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless the U.S. holder elects to allocate its tax basis in its existing common shares between its existing common shares and the subscription rights in proportion to the relative fair market values of the existing common shares and the subscription rights determined on the date of receipt of the subscription rights. If a U.S. holder chooses to allocate tax basis between its existing common shares and the subscription rights, the U.S. holder must make this election on a statement included with its timely filed tax return (including extensions) for the taxable year in which the U.S. holder receives the subscription rights. Such an election is irrevocable. However, if the fair market value of the subscription rights a U.S. holder receives is 15% or more of the fair market value of their existing common shares on the date the U.S. holder receives the subscription rights, then the U.S. holder must allocate its tax basis in its existing common shares between those shares and the subscription rights the U.S. holder receives in proportion to their fair market values determined on the date the U.S. holder receives the subscription rights. Please refer to the discussion below regarding the U.S. tax treatment of a U.S. holder that, at the time of the receipt of the subscription right, no longer holds the common shares with respect to which the subscription right was distributed.
Exercise of Subscription Rights
Generally, a U.S. holder will not recognize gain or loss upon the exercise of a subscription right in this offering. A U.S. holder’s adjusted tax basis in the common shares acquired upon exercise of a subscription right will equal the sum of the subscription price and its basis, if any, in the subscription right. The holding period of the common shares acquired upon exercise of a subscription right will begin on the date of exercise.
If, at the time of the receipt or exercise of the subscription right, the U.S. holder no longer holds the common shares with respect to which the subscription right was distributed, then certain aspects of the tax treatment of the receipt and exercise of the subscription right are unclear, including (i) the allocation of the tax basis between the common shares previously sold and the subscription right, (ii) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the common shares previously sold, and (iii) the impact of such allocation on the tax basis of the common shares acquired upon exercise of the subscription right. If a U.S. holder exercises a subscription right received in this offering after disposing of common shares with respect to which the subscription right is received, the U.S. holder should consult its tax advisor.
Expiration of Subscription Rights
If a U.S. holder allows subscription rights received in this offering to expire, the U.S. holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. holder should re-allocate any portion of the tax basis in its existing common shares previously allocated to the subscription rights that have expired to the existing common shares.
Sale or Other Disposition of Subscription Rights
Upon a sale or other disposition (other than exercise) of a subscription right, a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the holder’s tax basis in the subscription right (determined under the rules discussed above).
Ownership of our Common Shares
For a discussion of the material U.S. federal income tax considerations to a U.S. holder related to owning our common shares, please see “Material United States Federal Income Tax Considerations —  Taxation of Taxable U.S. Shareholders” in Part I, Item 1 in our Annual Report on Form 10-K for the year ended December 31, 2024, and please note that the eligibility of REIT ordinary dividends for the qualified business income deduction in Section 199A of the IRC was made permanent in H.R. 1, which was originally titled the “One Big Beautiful Bill Act” and was signed into law by the President of the United States on July 4, 2025.
Taxation of Non-U.S. Holders
The material U.S. federal income tax considerations related to the receipt, exercise, expiration, and sale or other disposition of the subscription rights to a non-U.S. holder are generally the same as for a U.S. holder (under “— Taxation of U.S. Holders” above), except that a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized upon the sale or otherwise disposition of a subscription right, provided (i) such gain is not effectively connected with the conduct by a non-U.S. holder of a trade or business within the United States, (ii) the non-U.S. holder is not an individual present in the United States for 183 days or more during the taxable year and certain other conditions apply, and (iii) we are not a “United States real property holding corporation.” Accordingly, subject to the exceptions listed above, we believe that the distribution of subscription rights to a non-U.S. holder, and the receipt, exercise, expiration, or sale or other disposition of such subscription rights, should not be subject to U.S. withholding tax, although it possible that a withholding agent could adopt a contrary position.
For a discussion of the material U.S. federal income tax considerations to a non-U.S. holder related to owning our common shares, please see “Material United States Federal Income Tax Considerations —  Taxation of Non-U.S. Shareholders” in Part I, Item 1 in our Annual Report on Form 10-K for the year ended December 31, 2024.

LEGAL MATTERS
Ropes & Gray LLP, as to certain matters of New York law, and Duane Morris LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Sullivan & Worcester LLP also has passed upon our qualification and taxation as a REIT in an opinion filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Ropes & Gray LLP, Duane Morris LLP and Sullivan & Worcester LLP also represent RMR, Tremont and certain of their affiliates and related parties on various matters. Certain legal matters will be passed on by Mayer Brown LLP, New York, New York, as special counsel to the dealer manager in connection with this offering.

EXPERTS
The financial statements of Seven Hills Realty Trust as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:
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our Annual Report on Form 10-K for the year ended December 31, 2024;

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our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on October 27, 2025, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on April 28, 2025, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on July 28, 2025;

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our Current Reports on Form 8-K, filed with the SEC on March 10, 2025, May 29, 2025 and October 30, 2025;

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the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the year ended December 31, 2024, from our definitive Proxy Statement for our 2025 Annual Meeting of Shareholders dated March 19, 2025; and

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the description of our common shares contained in our registration statement on Form 8-A dated July 29, 2020, as amended on December 23, 2021, and as updated by the description of common shares filed as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024, including any further amendments or reports filed for the purpose of updating that description.

We also incorporate by reference each of the following documents that we file with the SEC after the date of this prospectus supplement but before the termination of these offerings:
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reports filed under Sections 13(a) and (c) of the Exchange Act;

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definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders’ meeting; and

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any reports filed under Section 15(d) of the Exchange Act.

References in this prospectus supplement to documents or information incorporated by reference shall include documents that are deemed to be incorporated by reference herein pursuant to Item 12 of our Registration Statement on Form S-3, as amended, of which this prospectus supplement and the accompanying prospectus form a part.
Any information in future filings that is meant to supersede or modify any existing statement in this prospectus supplement will so supersede or modify the statement as appropriate.
You may request a copy of any of these filings (excluding exhibits other than those which we specifically incorporate by reference in this prospectus supplement or the accompanying prospectus), at no cost, by writing, or telephoning us at the following address:
Investor Relations
Seven Hills Realty Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 332-9530

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus supplement is part of a registration statement and does not contain all of the information set forth in the registration statement. You can review our SEC filings and the registration statement by accessing the SEC’s website at www.sec.gov or by accessing our website at www.svcreit.com. Website addresses are included in this prospectus supplement as textual references only and the information on such websites, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference as set forth under “Incorporation of Certain Information by Reference”), is not incorporated by reference into this prospectus supplement.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These statements include words such as “believe”, “could”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “would”, “should”, “may” and negatives or derivatives of these or similar expressions.
Forward-looking statements reflect our current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in any forward-looking statements. Some of the risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following:
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Our ability to execute our business strategy and compete in the CRE lending market;

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The ability of Tremont to make suitable investments for us, to monitor, service and administer our existing investments and to otherwise implement our investment strategy and successfully manage us;

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Our borrowers’ ability to successfully execute their business plans, including our borrowers’ ability to manage and stabilize properties;

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Our ability to diversify our investment portfolio based on industry and market conditions and whether the diversity and other characteristics of our loan portfolio will benefit us to the extent we expect;

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The impact of inflation, geopolitical instability, interest rate fluctuations, new trade policies, tariffs and economic recession or downturn, and market trends (such as reduced demand for office or retail space) on the CRE industry generally and specific CRE sectors applicable to us and our investments and lending markets, as well on our borrowers;

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Fluctuations in interest rates and credit spreads may reduce the returns we may receive on our investments and increase our borrowing costs;

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Fluctuations in and overall market demand for CRE debt and the volume of available opportunities in the CRE debt market, including the middle market;

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Volatility in the capital markets;

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Our ability to utilize our secured financing facilities and to obtain additional capital to enable us to attain our target leverage, to make additional investments and to increase our potential returns, and the cost of obtaining any additional capital;

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Our ability to pay distributions to our shareholders and sustain or increase the amount of such distributions;

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The amount and timing of cash flows we receive from our investments;

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Our ability to maintain and improve a favorable net interest spread between the interest we earn on our investments and the interest we pay on our borrowings;

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The extent to which we earn and receive origination, extension, exit, prepayment or other fees from our investments;

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Yields that may be available to us from mortgages on middle market transitional CRE;

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The duration and other terms of our loan agreements with borrowers and our ability to match our loan investments with our repurchase lending arrangements;

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The credit qualities of our borrowers;

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Defaults by our borrowers and the ability and willingness of our borrowers to repay our investments in a timely manner or at all;

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The extent to which our borrowers’ sponsors provide support to our borrowers or us regarding our loans;

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Our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended;

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Events giving rise to increases in our credit loss reserves;

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The ability of Tremont to arrange for the successful management of real property that we own as a result of foreclosure of loans secured by such property and our ability to sell those CRE properties at prices that allow us to recover amounts we invested;

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Changes in the availability, sourcing and structuring of CRE lending;

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Compliance with, and changes to, federal, state or local laws or regulations, accounting rules, tax laws or similar matters;

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Limitations imposed on our business and our ability to satisfy complex rules in order for us to maintain our qualification for taxation as a REIT for U.S. federal income tax purposes;

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Actual and potential conflicts of interest with our related parties, including our managing trustees, Tremont, The RMR Group LLC, and others affiliated with them;

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Acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change or other manmade or natural disasters beyond our control;

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Our current intent is to use the proceeds from this offering to fund the growth of our business by enabling us to continue to pursue investment opportunities to expand our loan portfolio; the receipt and use of the proceeds is dependent on the closing of this offering and may not occur, and we may not substantially deploy capital raised in this offering by the end of the second quarter of 2026 as we currently expect; and

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Other matters.

These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. The information contained elsewhere in this prospectus supplement and in our Annual Report or our other filings with the SEC, including under the caption “Risk Factors”, or incorporated herein or therein, identifies important factors that could cause differences from our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon our forward-looking statements.
Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

STATEMENT CONCERNING LIMITED LIABILITY
The Declaration of Trust of Seven Hills Realty Trust, a copy of which, together with any amendments or supplements thereto, is duly filed with the State Department of Assessments and Taxation of Maryland provides that no trustee or officer of Seven Hills Realty Trust shall be liable to Seven Hills Realty Trust or any shareholder of Seven Hills Realty Trust for money damages. No trustee, officer, shareholder, employee or agent of Seven Hills Realty Trust shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Seven Hills Realty Trust. All persons or entities dealing with Seven Hills Realty Trust, in any way, shall look only to the assets of Seven Hills Realty Trust for the payment of any sum or the performance of any obligation.

PROSPECTUS
$500,000,000
SEVEN HILLS REALTY TRUST
Common Shares of Beneficial Interest, Preferred Shares of Beneficial Interest, Depositary Shares, Debt Securities, Subscription Rights and Warrants
We may offer, issue and sell, from time to time, in one or more offerings:
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common shares of beneficial interest;

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preferred shares of beneficial interest;

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depositary shares;

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debt securities;

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subscription rights; and

•
warrants.

The securities described in this prospectus may be offered and sold separately or in any combination and may include convertible or exchangeable securities. The total offering price of these securities in the aggregate, will not exceed $500,000,000.
This prospectus describes some of the general terms that may apply to these securities. The specific amounts and terms of any securities to be offered, issued or sold will be described in the applicable prospectus supplement. The applicable prospectus supplement may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement as well as the documents incorporated by reference in such documents before you decide to invest in any of these securities.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe the terms of the plan of distribution and set forth the names of any underwriters, dealers or agents involved in the sale of the securities.
Our common shares of beneficial interest, $0.001 par value per share, or common shares, are listed on The Nasdaq Stock Market LLC, or Nasdaq, under the symbol “SEVN.” If any other securities offered by this prospectus will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.
Investment in our securities involves risks, including those described under “Risk Factors” beginning on page 1 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in the reports that we file under the Securities Exchange Act of 1934, as amended, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 29, 2025.

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ABOUT THIS PROSPECTUS
References in this prospectus to “we,” “us,” “our” or “SEVN” mean Seven Hills Realty Trust and its consolidated subsidiaries, unless the context otherwise requires.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer, issue and sell any of the securities or any combination of the securities described in this prospectus in such amounts and on such terms as set forth in a prospectus supplement in one or more offerings, up to a proposed maximum offering price of $500,000,000.
This prospectus provides you with a general description of the securities that may be offered, which is not meant to be a complete description of each security. Each time we offer, issue or sell securities hereunder, we will provide a prospectus supplement that contains specific information about the amounts and terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference.” If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.
You should rely only on the information provided or incorporated by reference in this prospectus or any relevant prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any relevant prospectus supplement, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any relevant prospectus supplement is accurate only as of the date of the documents containing the information.

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OUR COMPANY
We are a real estate investment trust, or REIT, organized under Maryland law, that focuses primarily on originating and investing in floating rate first mortgage loans that range from $15.0 million to $75.0 million, secured by middle market transitional commercial real estate, or CRE, properties that have values of up to $100.0 million. We define transitional CRE as commercial properties subject to redevelopment or repositioning activities that are expected to increase the value of the properties. As of June 30, 2025, we had approximately $665.4 million in aggregate loan commitments, consisting of a diverse portfolio, geographically and by property type, of 23 first mortgage loans.
Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 332-9530. Our website is www.sevnreit.com, which contains information concerning us. The content of our website, and any information that is included or referred to on, or otherwise accessible through, our website (other than our filings with the SEC that are expressly incorporated by reference, as set forth under “Information Incorporated by Reference”), is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.
RISK FACTORS
Investing in our securities involves risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our then most recent Annual Report on Form 10-K, or our Annual Report, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Warning Concerning Forward-Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement, free writing prospectus or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or free writing prospectus or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement or free writing prospectus before making an investment decision. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.
WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus and the documents that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These statements include words such as “believe”, “could”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “would”, “should”, “may” and negatives or derivatives of these or similar expressions.
Forward-looking statements reflect our current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in any forward-looking statements. Some of the risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following:
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Our ability to execute our business strategy and compete in the CRE lending market;

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The ability of our manager, Tremont Realty Capital LLC, or Tremont, to make suitable investments for us, to monitor, service and administer our existing investments and to otherwise implement our investment strategy and successfully manage us;

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Our borrowers’ ability to successfully execute their business plans, including our borrowers’ ability to manage and stabilize properties;

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Our ability to diversify our investment portfolio based on industry and market conditions and whether the diversity and other characteristics of our loan portfolio will benefit us to the extent we expect;

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The impact of inflation, geopolitical instability, interest rate fluctuations, new trade policies, tariffs and economic recession or downturn, and market trends (such as reduced demand for office or retail space) on the CRE industry generally and specific CRE sectors applicable to us and our investments and lending markets, as well on our borrowers;

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Fluctuations in interest rates and credit spreads may reduce the returns we may receive on our investments and increase our borrowing costs;

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Fluctuations in and overall market demand for CRE debt and the volume of available opportunities in the CRE debt market, including the middle market;

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Volatility in the capital markets;

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Our ability to utilize our secured financing facilities and to obtain additional capital to enable us to attain our target leverage, to make additional investments and to increase our potential returns, and the cost of obtaining any additional capital;

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Our ability to pay distributions to our shareholders and sustain or increase the amount of such distributions;

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The amount and timing of cash flows we receive from our investments;

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Our ability to maintain and improve a favorable net interest spread between the interest we earn on our investments and the interest we pay on our borrowings;

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The extent to which we earn and receive origination, extension, exit, prepayment or other fees from our investments;

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Yields that may be available to us from mortgages on middle market transitional CRE;

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The duration and other terms of our loan agreements with borrowers and our ability to match our loan investments with our repurchase lending arrangements;

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The credit qualities of our borrowers;

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Defaults by our borrowers and the ability and willingness of our borrowers to repay our investments in a timely manner or at all;

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The extent to which our borrowers’ sponsors provide support to our borrowers or us regarding our loans;

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Our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended;

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Events giving rise to increases in our credit loss reserves;

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The ability of Tremont to arrange for the successful management of real property that we own as a result of foreclosure of loans secured by such property and our ability to sell those CRE properties at prices that allow us to recover amounts we invested;

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Changes in the availability, sourcing and structuring of CRE lending;

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Compliance with, and changes to, federal, state or local laws or regulations, accounting rules, tax laws or similar matters;

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Limitations imposed on our business and our ability to satisfy complex rules in order for us to maintain our qualification for taxation as a REIT for U.S. federal income tax purposes;

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Actual and potential conflicts of interest with our related parties, including our Managing Trustees, Tremont, The RMR Group LLC, and others affiliated with them;

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Acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change or other manmade or natural disasters beyond our control; and

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Other matters.

These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. The information contained elsewhere in this prospectus and in our Annual Report or our other filings with the SEC, including under the caption “Risk Factors”, or incorporated herein or therein, identifies important factors that could cause differences from our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon our forward-looking statements.
Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
STATEMENT CONCERNING LIMITED LIABILITY
The Declaration of Trust of Seven Hills Realty Trust, a copy of which, together with any amendments or supplements thereto, is duly filed with the State Department of Assessments and Taxation of Maryland, provides that no trustee, officer, shareholder, employee or agent of Seven Hills Realty Trust shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, Seven Hills Realty Trust. All persons or entities dealing with Seven Hills Realty Trust, in any way, shall look only to the assets of Seven Hills Realty Trust for the payment of any sum or the performance of any obligation.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used for general corporate purposes. We will set forth in a prospectus supplement relating to a specific offering any intended use for the net proceeds received from the sale of securities in that offering. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. We may invest the net proceeds temporarily until we use them for their stated purpose.
DESCRIPTION OF SHARES OF BENEFICIAL INTEREST
References in this “Description of Shares of Beneficial Interest” section to “we,” “us” or “our” mean Seven Hills Realty Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following description of the terms of our shares of beneficial interest is only a summary. For a complete description, please refer to our declaration of trust and bylaws, which have previously been filed with the SEC and are incorporated by reference into this prospectus, and this summary is qualified in its entirety thereby.
Our declaration of trust authorizes us to issue up to an aggregate of 25,000,000 shares of beneficial interest, all of which are currently designated as common shares of beneficial interest, $0.001 par value per share, or common shares. As of September 17, 2025, we had 15,069,116 common shares issued and outstanding. As of the date of this prospectus, no other class or series of shares of beneficial interest has been established.
Our declaration of trust contains a provision permitting our Board of Trustees, without any action by our shareholders, to amend our declaration of trust to increase or decrease the total number of shares of beneficial interest or the number of shares of any class or series that we have authority to issue. Our declaration of trust further authorizes our Board of Trustees to reclassify any unissued shares of any class or series from time to time by setting the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of that class or series or any new class or series of shares created by our Board of Trustees. We believe that giving these powers to our Board of Trustees will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our Board of Trustees has no intention at the present time of doing so, it could authorize us to issue a class or series of shares of beneficial interest that could, depending upon the terms of the class or series, delay or prevent a change in control.
Common Shares
The following is a summary of some general terms and provisions of our common shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the description of the particular terms of common shares described in the applicable prospectus supplement.
Except as otherwise described in the applicable prospectus supplement, and subject to the preferential rights of any other class or series of shares then outstanding or which may be issued, and to the ownership restrictions described below, holders of our common shares are entitled:
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to receive distributions on our common shares if, as and when authorized by our Board of Trustees and declared by us out of assets legally available for distribution (as determined by our Board of Trustees); and

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to share ratably in our assets legally available for distribution to our shareholders (as determined by our Board of Trustees) in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Holders of our common shares do not have cumulative voting rights in the election of Trustees.
Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights, or preemptive rights to subscribe for any of our securities.
We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the common shares offered by such prospectus supplement.
For additional information about our common shares, including the potential effects that provisions in our declaration of trust and bylaws may have in delaying or preventing a change in our control, see “Description of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws” below.
Preferred Shares
The following is a summary of the general terms and provisions of the preferred shares that we may offer by this prospectus. We may issue preferred shares in one or more classes or series; each class or series of preferred shares will have its own rights and preferences. We will describe in a prospectus supplement (1) the specific terms of the class or series of any preferred shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such preferred shares. Because this is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement. The prospectus supplement may add to, update or change the terms of such securities from those described below.
Our declaration of trust authorizes our Board of Trustees to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any preferred shares.
We may issue preferred shares that could, depending on the class or series of preferred shares, impede or discourage an acquisition attempt or other transaction that some, or a majority, of you might believe to be in your best interests or in which you might receive a premium for your common shares over the then market price of our common shares.
Whenever preferred shares are to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale that will specify:
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the distinctive designation of the applicable class or series of preferred shares and the number of shares that will constitute the class or series;

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the initial offering price of such preferred shares;

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relative ranking and preference of such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

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the distribution rate or rates (or method of calculation) on that class or series, the distribution periods, the date(s) on which distributions will be payable and whether the distributions will be cumulative, noncumulative or partially cumulative, and, if cumulative, the dates from which the distributions will start to cumulate;

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any redemption or sinking fund provisions of that class or series;

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any voting rights;

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any conversion or exchange provisions;

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any other specific terms, preferences, rights, limitations or restrictions of such preferred shares;

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any limitations on issuance of any class or series of preferred shares ranking senior to or on a parity with such preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

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any procedures for any auction and remarketing;

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any listing of such preferred shares on any securities exchange; and

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any limitations on record or beneficial ownership and restrictions on transfer, including those as may be appropriate to preserve our qualification for taxation as a REIT under the Internal Revenue Code of 1986, as amended, or the IRC.

Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Equiniti Trust Company. The transfer agent and registrar for each class or series of preferred shares that may be issued and sold pursuant to this prospectus will be designated in the applicable prospectus supplement.
DESCRIPTION OF DEPOSITARY SHARES
General
References in this “Description of Depositary Shares” section to “we,” “us” or “our” mean Seven Hills Realty Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of the general terms and provisions of the depositary shares that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts, which will be filed as exhibits to the registration statement of which this prospectus is a part prior to an offering of depositary shares. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. We will describe in a prospectus supplement (1) the specific terms of the depositary shares offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such depositary shares. The applicable prospectus supplement also may add to, update or change the terms of such securities from those described below.
We may, at our option, elect to offer fractional interests in preferred shares, rather than whole preferred shares. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each class or series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.
Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.
We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the depositary shares offered by such prospectus supplement.
Distributions
The depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares, in proportion to the number of depositary receipts owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the distribution paid on the applicable preferred shares.

If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.
Withdrawal of Preferred Shares
You may receive the number of whole preferred shares and any money or other property represented by your depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.
Redemption of Depositary Shares
If we redeem a class or series of the preferred shares underlying the depositary shares, the depositary will redeem those depositary shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares being redeemed at their addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the class or series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.
Voting of the Preferred Shares
Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date for voting preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder’s depositary shares. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary’s gross negligence or willful misconduct.
Liquidation Preference
Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as described in the applicable prospectus supplement.

Conversion or Exchange of Preferred Shares
The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion or exchange of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting or exchanging only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted or unexchanged depositary shares.
Amendment and Termination of a Deposit Agreement
We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.
Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if (1) the termination is necessary to preserve our qualification for taxation as a REIT under the IRC or (2) a majority of each class or series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:
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all depositary shares have been redeemed;

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there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares representing the preferred shares; or

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each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

DESCRIPTION OF DEBT SECURITIES
References in this “Description of Debt Securities” section to “we,” “us,” “our” or “SEVN” mean Seven Hills Realty Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of some general terms and provisions of debt securities that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures which are filed as exhibits to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any final indentures, and any supplemental indentures or officer’s certificates related to the particular series of debt securities issued, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement. The applicable prospectus supplement may add to, update or change the terms of such debt securities from those described below.
The debt securities sold under this prospectus will be direct obligations of SEVN and, unless otherwise stated in a prospectus supplement, will not be obligations of any of our subsidiaries. Such debt obligations may be secured or unsecured and may be senior or subordinated indebtedness. Our debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.
General
We may issue debt securities that rank “senior,” “senior subordinated” or “junior subordinated,” and which may be convertible into another security. The debt securities that we refer to as “senior” will be direct obligations of SEVN and will rank equally and ratably in right of payment with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as “senior subordinated” securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be “junior subordinated” securities. We have filed with the registration statement, of which this prospectus is a part, three separate forms of indenture, one for the senior securities, one for the senior subordinated securities and one for the junior subordinated securities.
We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.
We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.
The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:
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the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

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the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;

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the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

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if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

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the stated maturity date;

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any fixed or variable interest rate or rates per annum;

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whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;

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the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

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the date from which interest may accrue and any interest payment dates and any related record dates;

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any sinking fund requirements;

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any provisions for redemption or repurchase, including the redemption or repurchase price;

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whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

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whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

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the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

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whether we will issue the debt securities in certificated or book-entry form;

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whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof, or, if in bearer form, the denominations and terms and conditions relating thereto;

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whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

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any addition or change to the provisions relating to the defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;

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whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

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the subordination provisions, if any, relating to the debt securities;

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if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

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any restriction or condition on the transferability of debt securities;

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any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

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any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;

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provisions, if any, granting special rights to holders upon the occurrence of specified events;

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any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

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any addition or change to the covenants set forth in the indenture, or described in this prospectus or any prospectus supplement with respect to such series of debt securities; and

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any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any prospectus supplement, with respect to such series).

We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement.
We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as “original issue discount” securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount securities.
Except as may be described in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the debt securities being offered.

Denominations, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, we will issue debt securities of any series that are registered securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, other than global securities, which may be of any denomination.
Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global securities, in accordance with the procedures of the depositary for such securities.
If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:
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to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

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in any other lawful manner, all as the applicable indenture describes.

You may have your debt securities divided into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. We call this an “exchange.”
You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar will also perform transfers.
You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.
Merger, Consolidation or Sale of Assets
We may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any other person (other than one of our direct or indirect wholly owned subsidiaries), and we may not permit any other person (other than one of our direct or indirect wholly owned subsidiaries) to consolidate with or merge into us, unless:
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we are the surviving entity or, in case we consolidate with or merge into another person, the person formed by such consolidation or merger is, or in case we convey, transfer or lease all or substantially all of our properties and assets to any person, such acquiring person is, an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest on all applicable debt securities issued under the applicable indenture and the performance or observance of every covenant of the applicable indenture on our part to be performed or observed;

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immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of us or any of our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, in each case under the applicable indenture, has happened and is continuing; and

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we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable indenture provisions described in this paragraph and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Events of Default and Related Matters
Events of Default.   The term “event of default” for any series of debt securities means any of the following:
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we do not pay the principal of or any premium on a debt security of that series when due;

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we do not pay interest on a debt security of that series within 30 days after its due date;

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we do not deposit any sinking fund payment for that series within 30 days after its due date;

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we remain in breach of any other covenant of the applicable indenture (other than a covenant added to the indenture solely for the benefit of another series) for 60 days after we receive a notice of default specifying the breach and requiring that it be remedied. Only the trustee or holders of at least a majority in principal amount of outstanding debt securities of the affected series may send the notice;

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we experience specified events of bankruptcy, insolvency or reorganization; or

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any other event of default described in the applicable prospectus supplement occurs.

Remedies if an Event of Default Occurs.   If an event of default has occurred and has not been cured, the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately. If an event of default occurs because we experience specified events of bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated and become immediately due and payable, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.
Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of not less than a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the applicable indenture or debt securities issued under such indenture, the following must occur:
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you must give the trustee written notice that an event of default has occurred and is continuing;

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the holders of at least a majority in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

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the trustee must have not taken action for 60 days after receipt of the notice, request and offer of indemnity and must have not received from the holders of a majority in principal amount of all outstanding debt securities of the relevant series other conflicting directions within such 60 day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security after its due date.
Every year we will furnish to the trustee a written statement by certain of our officers certifying that, to their best knowledge, we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture
There are three types of changes we can make to the indentures and our debt securities:
Changes Requiring Your Approval.   First, we cannot make certain changes to the indentures and our debt securities without the approval of each holder of debt securities affected by the change. The following is a list of those types of changes:
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change the stated maturity of the principal of, or interest on, a debt security;

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reduce the principal of, or the rate of interest on, a debt security;

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reduce the amount of any premium due upon redemption;

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reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

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change the currency or place of payment on a debt security;

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impair a holder’s right to sue for payment on or after the stated maturity of a debt security;

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in the case of a subordinated debt security, modify the subordination provisions of such debt security in a manner that is adverse to the holders;

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reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

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reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

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waive past defaults in the payment of principal of or premium, if any, or interest on the debt securities or in respect of any covenant or provision that cannot be modified or amended without the approval of each holder of the debt securities; or

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modify any of the foregoing provisions.

Changes Requiring Majority Approval.   Second, certain changes require the approval of holders of not less than a majority in principal amount of the outstanding debt securities of the affected series. We require the same majority vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under “— Changes Requiring Your Approval” without the consent of each holder of debt securities affected by the waiver.
Changes Not Requiring Approval.   Third, certain changes do not require any approval of holders of debt securities. These include changes:
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to evidence the assumption by a successor obligor of our obligations;

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to add to our covenants for the benefit of holders of debt securities of all or any series or to surrender any right or power conferred upon us;

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to add any additional events of default for the benefit of holders of all or any series of debt securities;

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to add to or change any provisions necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

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to add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt security entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such security outstanding;

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to add guarantees of or to secure all or any series of the debt securities;

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to establish the forms or terms of debt securities of any series;

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to evidence and provide for the acceptance of appointment of a successor trustee;

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to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be defective or inconsistent with any other provision contained therein or to conform the terms of the indenture that are applicable to a series of debt securities to the description of the terms of such debt securities in the offering memorandum, prospectus supplement or other offering document applicable to such debt securities at the time of initial sale thereof;

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to permit or facilitate the defeasance or satisfaction and discharge of debt securities of any series; provided that such action does not adversely affect the interests of any holder of debt securities in any material respect;

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to prohibit the authentication and delivery of additional series of debt securities;

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to add to or change or eliminate any provision as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

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to comply with the rules of any applicable depositary; or

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to change anything that does not adversely affect the interests of the holders of debt securities of any series in any material respect.

Further Details Concerning Approval.   It is not necessary for holders to approve the particular form of any proposed supplemental indenture effecting any changes requiring approval, and the approval of holders of the substance thereof is sufficient. Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not considered to be outstanding and therefore the holders thereof are not eligible to vote or consent or give their approval or take other action under the applicable indenture if they have been fully defeased or discharged, as described below under “— Discharge, Defeasance and Covenant Defeasance - Discharge” or “— Full Defeasance.”
Discharge, Defeasance and Covenant Defeasance
Discharge.   We may discharge our obligations to holders of any series of debt securities that have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, by depositing or causing to be deposited with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities of such series, including any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to such stated maturity or redemption date, as applicable.
Full Defeasance.   We can, under particular circumstances, effect a full defeasance of any series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to pay those debt securities and deliver certain certificates and opinions to the trustee:
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we must irrevocably deposit (or cause to be deposited), in trust, for the benefit of all direct holders of the debt securities of such series money or government obligations (or, in some circumstances, depository receipts representing such government obligations), or a combination thereof, that will provide funds in an amount sufficient to pay the debt securities of such series, including any premium and interest on the debt securities of such series at their stated maturity or applicable redemption date (a “government obligation” for these purposes means, with respect to any series of debt securities, securities that are not callable or redeemable at the option of the issuer thereof and are (1) direct obligations of the government that issued the currency in which such series is denominated (or, if such series is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government); and

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we must deliver to the trustee a legal opinion stating that the current U.S. federal income tax law has changed or an Internal Revenue Service, or IRS, ruling has been issued, in each case to the effect that holders of the outstanding debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of such full defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such full defeasance had not occurred.

Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:
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your right to receive payments from the trust when payments are due;

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our obligations relating to registration and transfer of debt securities and lost or mutilated certificates; and

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our obligations to maintain a payment office and to hold moneys for payment in trust.

Covenant Defeasance.   Under current U.S. federal income tax law, we can make the same type of deposit described above with respect to a series of debt securities and be released from the obligations imposed by most of the covenants with respect to such series and provisions of the applicable indenture with respect to such series, and we may omit to comply with those covenants and provisions without creating an event of default. This is called “covenant defeasance.”
If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities of such series would no longer apply:
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most of the covenants applicable to such series of debt securities and any events of default for failure to comply with those covenants;

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any subordination provisions; and

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certain other events of default as set forth in any prospectus supplement.

Conversion and Exchange Rights
The terms and conditions, if any, upon which the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property will be set forth in the applicable prospectus supplement. Such terms will include whether the debt securities are convertible into or exchangeable for common or preferred shares, other debt securities or other property, the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, whether conversion or exchange will be at the option of the holders, the events requiring an adjustment of the conversion or exchange price, provisions affecting conversion or exchange in the event of the redemption of such debt securities and any restrictions on conversion or exchange, including restrictions directed at maintaining our qualification for taxation as a REIT under the IRC.
Subordination
We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:
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the indebtedness ranking senior to the debt securities being offered;

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the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

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the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

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provisions requiring holders of the debt securities being offered to remit payments to holders of senior indebtedness.

Global Debt Securities
We may issue the debt securities of a series in whole or in part in the form of one or more registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
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by the depositary for such registered global security to its nominee;

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by a nominee of the depositary to the depositary or another nominee of the depositary; or

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by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:
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ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

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upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security:
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will not be entitled to have the debt securities represented by a registered global security registered in their names;

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will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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will not be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under an indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor any trustee or any other agent of us or a trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
No registered global security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global security in whole or in part may be registered, in the name of any person other than the depositary for such registered global security, unless (1) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global security or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we fail to appoint an eligible successor depositary within 90 days, (2) an event of default shall have occurred and be continuing with respect to such debt securities, or (3) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.
We currently anticipate that certain registered global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct participants are on file with the SEC. The information in this paragraph concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We currently anticipate that we will deposit these bearer global securities with a common depositary for Euroclear Bank SA/NV and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.
Neither we nor any trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.
Governing Law
Our indentures and our debt securities issued thereunder will be governed by and construed in accordance with the laws of the State of New York.
DESCRIPTION OF SUBSCRIPTION RIGHTS
References in this “Description of Subscription Rights” section to “we,” “us” or “our” mean Seven Hills Realty Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of the general terms and provisions of the subscription rights that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of subscription rights certificate and subscription rights agreement that will be filed as exhibits to the registration statement of which this prospectus is a part prior to an offering of subscription rights. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. We will describe in a prospectus supplement (1) the specific terms of the subscription rights offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such subscription rights. The applicable prospectus supplement also may add to, update or change the terms of such securities from those described below.
We may issue subscription rights to purchase common shares, preferred shares, depositary shares, debt securities or warrants or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us, and they may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
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the price, if any, for the subscription rights;

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the exercise price payable for each common share, preferred share, depositary share, debt security or warrant upon the exercise of the subscription right;

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the number of subscription rights issued to each shareholder;

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the number and terms of each common share, preferred share, depositary share, debt security or warrant that may be purchased per each subscription right;

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the extent to which the subscription rights are transferable;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF WARRANTS
References in this “Description of Warrants” section to “we,” “us” or “our” mean Seven Hills Realty Trust and not any of its consolidated subsidiaries, unless the context otherwise requires. The following is a summary of the general terms and provisions of the warrants that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of warrants and the warrant agreement which will be filed as exhibits to the registration statement of which this prospectus is a part prior to an offering of warrants. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement. We will describe in a prospectus supplement (1) the specific terms of the warrants offered through that prospectus supplement and (2) any general terms outlined in this section that will not apply to such warrants. The applicable prospectus supplement also may add to, update or change the terms of such securities from those described below.
We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, depositary shares or common shares. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.
In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:
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the offering price;

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the currencies in which such warrants are being offered;

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the number of warrants offered;

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the securities underlying the warrants;

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the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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the date on which the warrants will expire;

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the rights, if any, we have to redeem the warrants;

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the name of the warrant agent; and

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the other terms of the warrants.

We will describe in the applicable prospectus supplement any material U.S. federal income tax considerations applicable to the warrants offered by such prospectus supplement.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide those certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date may not be altered without the consent of the holder of each warrant.
DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW
AND OF OUR DECLARATION OF TRUST AND BYLAWS
We are organized as a Maryland REIT. The following is a summary of our declaration of trust and bylaws and material provisions of Maryland law applicable to Maryland REITs, or the Maryland REIT Law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which are filed with the SEC, or refer to the provisions of the Maryland REIT Law.
Restrictions on Transfer and Ownership of Shares
Our declaration of trust restricts the number and value of our shares of beneficial interest that our shareholders may own. These restrictions are intended, among other purposes, to assist us with REIT compliance under the IRC and otherwise to promote our orderly governance.
Our declaration of trust prohibits any person from owning, being deemed to own by virtue of the attribution provisions of the IRC, or beneficially owning under Rule 13d-3 under the Exchange Act, more than 9.8% in value or number, whichever is more restrictive, of any class or series of our outstanding shares of beneficial interest, including our common shares. Our Board of Trustees may from time to time increase this ownership limit for one or more persons and decrease the ownership limit for other persons, subject to limitations contained in our declaration of trust. Our declaration of trust also prohibits any person from beneficially or constructively owning shares if that ownership would result in us failing to qualify for taxation as a REIT. Any attempted transfer of our shares which, if effective, would result in our shares being owned by fewer than 100 persons shall be void ab initio, and the intended transferee shall acquire no rights in such shares.
These restrictions do not apply to Tremont, The RMR Group LLC and its consolidated subsidiaries, or RMR, any company to which RMR provides management services or any of their affiliates so long as such ownership does not adversely affect our qualification for taxation as a REIT under the IRC. Our Board of Trustees in the future may determine that it is appropriate to reduce the ownership limit applicable to ownership of our shares by others to below 9.8% in order to assist us in qualifying for taxation as a REIT. Under such circumstances if the ownership limit is not reduced to an appropriate level on a timely basis, it is possible that certain purchasers, acquirors, or other holders of our common shares may, if their ownership would result in our failing to qualify for taxation as a REIT, have certain of their common shares transferred to a Charitable Trust (as defined below) even if their ownership in our common shares was in an amount below the ownership limit applicable at the time.
Our Board of Trustees, in its sole discretion, may exempt other persons, prospectively or retroactively, from these ownership limitations, so long as our Board of Trustees determines, among other things, that it is in our best interests. Our Board of Trustees may not grant an exemption if the exemption would result in our failing to qualify for taxation as a REIT. In determining whether to grant an exemption, our Board of Trustees may consider, among other factors, the following:
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the general reputation and moral character of the person requesting the exemption;

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whether the person’s ownership of shares would be direct or through ownership attribution;

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whether the person’s ownership of shares would interfere with the conduct of our business, including without limitation, our ability to make additional investments;

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whether granting an exemption would adversely affect any of our existing contractual arrangements or the execution of our strategies or business policies;

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whether the person to whom the exemption would apply has been approved as an owner of us by all regulatory or other governmental authorities with jurisdiction over us; and

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whether the person to whom the exemption would apply is attempting to change control of us or affect our policies in a way that our Board of Trustees, in its sole discretion, considers adverse to our best interests or those of our shareholders.

In addition, our Board of Trustees may require such rulings from the IRS, opinions of counsel, representations, undertakings or agreements as it deems advisable in order to make the foregoing decisions.
If a person attempts a transfer of our shares of beneficial interest in violation of the ownership limitations described above, (a) that number of shares (rounded to the nearest whole share) which would cause the violation are automatically transferred to a trust (the “Charitable Trust”), for the exclusive benefit of one or more charitable beneficiaries designated by us or (b) such attempted transfer shall be void ab initio. A transfer to the Charitable Trust will be deemed to be effective as of the close of business on the business day prior to the event that results in the transfer to the Charitable Trust.
The prohibited owner will generally:
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have no rights in the shares held in the Charitable Trust;

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not benefit economically from ownership of any shares or other property held in the Charitable Trust (except to the extent provided below upon sale of the shares);

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have no rights to dividends or other distributions with respect to shares held in the Charitable Trust;

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not possess any rights to vote or other rights attributable to any shares held in the Charitable Trust; and

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have no claim, cause of action or other recourse whatsoever against the purported transferor of any shares held in the Charitable Trust.

Unless otherwise directed by our Board of Trustees, within 20 days of receiving notice from the Trust that Shares have been transferred to the Charitable Trust or as soon thereafter as reasonably practicable, the trustee of the Charitable Trust will sell such shares (together with the right to receive dividends or other distributions with respect to such shares) to a person designated by the trustee of the Charitable Trust, whose ownership of the shares will not violate the ownership limitations set forth in our declaration of trust. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee of the Charitable Trust will distribute the net proceeds of the sale to the prohibited owner and to the beneficiary of the Charitable Trust as follows:
The prohibited owner will receive the lesser of:
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the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust, for example, in the case of a gift, devise or other similar transaction, the market price of the shares on the day of the event causing the shares to be transferred to the Charitable Trust, in each case, reduced by any amounts previously received by the prohibited owner in connection with prior extraordinary dividends or other distributions; and

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the sales proceeds received by the trustee of the Charitable Trust (net of any commissions, other expenses of the trustee of the Charitable Trust, and our expenses) from the sale or other disposition of the shares held in the Charitable Trust.

The trustee of the Charitable Trust may reduce the amount payable to the prohibited owner by the amount of ordinary dividends or other distributions which have been paid to the prohibited owner and is owed by the prohibited owner to the trustee of the Charitable Trust. Any net sales proceeds and any extraordinary dividends or other distributions in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary, less the costs, expenses and compensation of the Charitable Trust and us.
If a prohibited owner sells shares that are deemed to have been transferred to the Charitable Trust, then:
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those shares will be deemed to have been sold on behalf of the Charitable Trust; and

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to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee of the Charitable Trust, the prohibited owner must promptly pay the excess to the trustee of the Charitable Trust upon demand.

Also, shares of beneficial interest held in the Charitable Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:
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the price per share in the transaction that resulted in the transfer to the Charitable Trust or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust, for example, in the case of a gift, devise or other similar transaction, the market price per share on the day of the event causing the shares to become held by the Charitable Trust; and

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the market price per share on the date we, or our designee, accept the offer.

We will have the right to accept the offer until the trustee of the Charitable Trust has sold the shares held in the Charitable Trust. The net proceeds of the sale to us will be distributed similar to any other sale by a trustee of the Charitable Trust. Our Board of Trustees may retroactively amend, alter or repeal any rights which the Charitable Trust, the trustee of the Charitable Trust or the beneficiary of the Charitable Trust may have under our declaration of trust, including retroactively granting an exemption to a prohibited owner, except that our Board of Trustees may not retroactively amend, alter or repeal any obligations to pay amounts incurred prior to such time and owed or payable to the trustee of the Charitable Trust. The trustee of the Charitable Trust will be indemnified by us or from the proceeds from the sale of shares held in the Charitable Trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our declaration of trust and is entitled to receive reasonable compensation for services provided.
Costs, expenses and compensation payable to the trustee of the Charitable Trust may be funded from the Charitable Trust or by us. Before any sales proceeds may be distributed to a prohibited owner, we will be entitled to reimbursement on a first priority basis (after payment in full of amounts payable to the trustee of the Charitable Trust) from the Charitable Trust for any such amounts funded by us and for any indemnification provided to the trustee of the Charitable Trust by us.
In addition, costs and expenses incurred by us in the process of enforcing the ownership limitations set forth in our declaration of trust, in addition to reimbursement of costs, expenses and compensation of the trustee of the Charitable Trust which have been funded by us, may be collected from the Charitable Trust before any sale proceeds are distributed to a prohibited owner.
Any person or entity that acquires or attempts or intends to acquire beneficial or constructive ownership of any shares of beneficial interest that will or may violate the foregoing share ownership limitations, or any person who would have owned shares that resulted in a transfer to a Charitable Trust, is required to immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice, and to provide to us such other information as we may request.
The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of a national securities exchange or automated interdealer quotation system. Our declaration of trust provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in such a transaction will be subject to all of the provisions and limitations described above.

Every person who owns, is deemed to own by virtue of the attribution rules of the IRC or is deemed to beneficially own pursuant to Rule 13d-3 under the Exchange Act 5% or more of any class or series of our shares outstanding at the time of the determination is required to give written notice to us within 30 days after the end of each taxable year, and also within three business days after a request from us, stating the name and address of the legal and beneficial owner(s), the number of shares of each class and series of our shares of beneficial interest which the owner beneficially owns, and a description of the manner in which those shares are held. If the IRC or applicable tax regulations specify a threshold below 5%, this notice provision will apply to those persons who own our shares of beneficial interest at the lower percentage. In addition, each shareholder is required to provide us upon demand with any additional information that we may request in order to determine our qualification for taxation as a REIT, to comply or determine our compliance with the requirements of any taxing authority or other government authority and to determine and ensure compliance with the foregoing ownership limitations.
All certificates evidencing our shares and any share statements for our uncertificated shares shall bear legends referring to the foregoing restrictions or, instead of a legend, the certificate may state that we will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.
The restrictions on transfer and ownership in our declaration of trust are intended to assist with our compliance with the requirements for qualification for taxation as a REIT under the IRC and otherwise to promote our orderly governance.
Trustees
Our declaration of trust and bylaws provide that our Board of Trustees may change the number of Trustees. As of the date of this prospectus, our Board of Trustees consists of seven Trustees.
Pursuant to our declaration of trust and bylaws, each member of our Board of Trustees is elected by our shareholders to serve until the next annual meeting of shareholders and until his, her or their successor is duly elected and qualified.
There is no cumulative voting in the election of Trustees. Except as otherwise provided in the notice of the meeting, our governing documents, or as required by applicable law, and subject to the provisions of any class or series of our shares of beneficial interest which may be hereafter created, a plurality of all the votes cast by shareholders entitled to vote at a meeting of shareholders duly called and at which a quorum is present is required to elect a Trustee.
In case of the failure to elect any Trustee at an annual meeting of shareholders, the incumbent Trustee may hold over and continue to serve as a Trustee for the full term in which he, she or they were nominated and until the election and qualification of his, her or their successor. In the event of a vacancy on our Board of Trustees, including a vacancy caused by a resignation of a Trustee or by an increase in the number of Trustees, the vacancy may be filled only by a majority of the remaining Trustees, even if the remaining Trustees do not constitute a quorum, for the remaining term of the class in which the vacancy exists and until a successor is elected and qualifies. Our declaration of trust provides that a Trustee may be removed (1) only for cause, at a meeting of our shareholders properly called for that purpose, by the affirmative vote of holders of not less than 75% of the votes entitled to be cast in the election of such Trustee, or (2) only for cause, by the affirmative vote of not less than 75% of all remaining Trustees. This precludes shareholders from removing incumbent Trustees unless cause for removal exists and they can obtain a substantial affirmative vote of our common shares. Any shareholders proposing to remove one or more Trustees must meet all of the requirements in our bylaws for nomination of a Trustee at an annual meeting of shareholders or a proposal of other business at a meeting of shareholders, as described below under “— Advance Notice of Trustee Nominations and New Business; Procedures of Special Meetings of Shareholders.”
Under our declaration of trust, a Trustee must be at least 21 years of age, not under legal disability, not have been convicted of a felony and meet the qualifications of an Independent Trustee or a Managing Trustee. An “Independent Trustee” is one who is not an employee of Tremont or its parent, who is not involved in our day to day activities and who meets the qualifications of an independent director under the applicable rules of the principal securities exchange on which our common shares are listed for trading and the SEC, as those requirements may be amended from time to time. A “Managing Trustee” is one who has been an employee, officer or director of Tremont or its parent or involved in our day to day activities for at least one year prior to his, her or their election. A majority of the Trustees holding office shall at all times be Independent Trustees, except for temporary periods due to vacancies. If the number of Trustees, at any time, is set at less than five, at least one Trustee will be a Managing Trustee. So long as the number of Trustees shall be five or greater, at least two Trustees will be Managing Trustees.
Advance Notice of Trustee Nominations and New Business; Procedures of Special Meetings of Shareholders
Our declaration of trust and bylaws provide that nominations of individuals for election to our Board of Trustees and proposals of other business to be considered at an annual meeting of shareholders may be made (1) in our notice of the meeting by or at the direction of our Board of Trustees or otherwise properly brought before the meeting by or at the direction of our Board of Trustees, or (2) by a shareholder who is entitled to vote at the meeting, is entitled to make nominations or proposals and has complied with the advance notice procedures or the proxy access procedures set forth in our declaration of trust and bylaws.
Under our bylaws, a shareholder’s written notice of nominations of individuals (outside of the proxy access procedures as described below) for election to our Board of Trustees or proposal of other business to be considered at an annual meeting of shareholders must be delivered to our Secretary at our principal executive offices not later than 5:00 p.m. (Eastern Time) on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or later than the first anniversary of the date of the preceding year’s annual meeting, the notice must be delivered by not later than 5:00 p.m. (Eastern Time) on the 10th day following the earlier of the day on which (1) notice of the date of the annual meeting is mailed or otherwise made available or (2) public announcement of the date of the annual meeting is first made by us. Neither the postponement or adjournment of an annual meeting, nor the public announcement of such postponement or adjournment, commences a new time period (or extends any time period) for the giving of a shareholder’s written notice.
Our bylaws set forth procedures for submission of nominations of individuals (outside of the proxy access procedures as described below) for election to our Board of Trustees and other proposals by our shareholders for consideration at an annual meeting of shareholders, including, among other things:
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requiring that any one or more shareholders wishing to make a nomination or proposal of other business have continuously owned our shares of beneficial interest entitled to vote in the election of Trustees or propose other business for at least three years as of the date of the giving of the notice of the proposed nomination or proposal of other business, the record date for determining the shareholders entitled to vote at the meeting and the time of the annual meeting, with the aggregate shares owned by such shareholder(s) as of each such date during such three year period representing at least 1% of our shares of beneficial interest, that the shareholder(s) hold a certificate evidencing the aggregate number of shares of beneficial interest owned at the time of submitting a notice as of each such date, and that the shareholder(s) submit the proposal to our Secretary in accordance with the requirements of our bylaws;

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providing that the advance notice provisions in our bylaws are the exclusive means for shareholders to make nominations or propose business for consideration at an annual meeting of our shareholders, except as provided under the proxy access provisions of our bylaws, or our proxy access provisions, or to the extent of matters which are required to be presented to our shareholders by applicable law, which have been properly presented in accordance with the requirements of such law;

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requiring certain information and documentation be provided, and compliance with requirements of Rule 14a-19 of the Exchange Act, regarding any proposed nominee for election to our Board of Trustees by the proposing shareholder(s);

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requiring certain information be provided with respect to any business other than the election of Trustees that the shareholder(s) propose(s) to bring before a meeting of our shareholders;

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requiring certain information and documentation be provided as to the proposing shareholder(s) and certain of its (their) affiliates; and

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providing that the proposing shareholder(s) is (are) responsible for ensuring compliance with the advance notice provisions, and that neither we, our Board of Trustees, any committee of our Board of Trustees nor any of our officers has any duty to request clarification or updating information or to inform the proposing shareholder(s) of any defect in the notice of the proposing shareholder(s).

With respect to special meetings of shareholders, our declaration of trust and bylaws provide that only business brought before the meeting pursuant to our notice of the meeting or otherwise properly brought before the meeting by or at the direction of our Board of Trustees may be considered at such meeting. Nominations of individuals for election to our Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected pursuant to our notice of meeting, by or at the direction of our Board of Trustees, or, provided that our Board of Trustees has determined that Trustees will be elected at such special meeting, by a shareholder who is a shareholder of record both at the time of giving of the notice provided for in our bylaws through and including the time of the special meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Under our bylaws, if we call a special meeting of shareholders for the purpose of electing one or more Trustees, any one or more shareholders may nominate an individual or individuals (as the case may be) for election to our Board of Trustees if the shareholder(s) satisfies the ownership, holding and certificate requirements required by our bylaws, as described above, for submitting nominations for consideration at an annual meeting of shareholders. To be timely, a shareholder’s notice must be delivered not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m. (Eastern Time) on the later of (1) the 120th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting. Neither the postponement or adjournment of a special meeting, nor the public announcement of such postponement or adjournment, shall commence a new time period for the giving of a shareholder’s notice.
Meetings of Shareholders; Voting by Shareholders
Under our declaration of trust and bylaws, our annual meetings of shareholders will be held at a date and time set by our Board of Trustees. Meetings of our shareholders, including the annual meeting and any special meetings, may be called only by our Board of Trustees, provided that, if there are no Trustees, our officers shall call a special meeting of the shareholders for the purpose of electing Trustees.
Whenever shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a shareholders meeting. Under our declaration of trust and bylaws, shareholders do not have the right to take any action by written consent. With respect to matters brought before a meeting of shareholders other than the election of Trustees, except where a different voting standard is required by any applicable law, the listing requirements of the principal securities exchange on which our common shares are listed or a specific provision of our declaration of trust, the vote required for approval is a majority of votes cast.
Under our declaration of trust, subject to the provisions of any class or series of our shares then outstanding, our shareholders are entitled to vote on the following matters: (1) the election of Trustees and the removal of Trustees; (2) any amendment to our declaration of trust, merger or consolidation of us with or into, or sale of all or substantially all our assets to, another entity and our termination, in each case, to the extent a shareholder vote is required under the Maryland REIT Law, provided that such action has first been approved by at least two-thirds of our Trustees then in office; and (3) such other matters with respect to which our Board of Trustees has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to our shareholders for approval or ratification. Our shareholders will also be entitled to vote on such matters as may be required by our declaration of trust, bylaws or applicable law.
Liability and Indemnification of Trustees and Officers
The Maryland REIT Law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the REIT and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the trustee or officer that was established by a final judgment as being material to the cause of action adjudicated. Our declaration of trust contains a provision which eliminates the liability of our Trustees and officers to the maximum extent permitted by Maryland law.
The Maryland REIT Law also permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:
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a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our declaration of trust requires us to indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any present or former Trustee or officer of us, and any individual who, while a present or former Trustee or officer of us and, at our request, serves or has served as a trustee, director, officer, partner, manager, employee or agent of another REIT, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her present or former service in that capacity. Except with respect to proceedings to enforce rights to indemnification, we are required to indemnify a Trustee or officer as described in this paragraph in connection with a proceeding initiated by him or her against us only if such proceeding was authorized by our Board of Trustees.
Under our declaration of trust, we are also required to advance expenses to a Trustee or officer, without a preliminary determination of ultimate entitlement to indemnification as provided above for a Maryland corporation. Our declaration of trust also permits us, with the approval of our Board of Trustees, to obligate ourselves to indemnify and advance expenses to certain other persons, including, for example, Tremont and its affiliates and any present or former employee, manager or agent of us, our subsidiaries, Tremont or our or their affiliates (including Tremont).
We have also entered into indemnification agreements with our Trustees and officers providing for procedures for indemnification by us to the maximum extent permitted by Maryland law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us. We also maintain directors’ and officers’ liability insurance for our Trustees and officers.

The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and is therefore unenforceable.
Shareholder Liability
Under the Maryland REIT Law, a shareholder is generally not personally liable for the obligations of a REIT formed under Maryland law solely as a result of his or her status as a shareholder. Our declaration of trust provides that no shareholder will be personally liable for any debt, claim, demand, judgment or obligation of any kind of ours by reason of being a shareholder. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. We have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.
Our declaration of trust and bylaws provide that, to the fullest extent permitted by law, each shareholder is liable to us for, and shall indemnify and hold harmless us and our affiliates from and against, all costs, expenses, penalties, fines or other amounts, including without limitation, reasonable attorneys’ and other professional fees, whether third party or internal, arising from a shareholder’s breach of or failure to fully comply with any covenant, condition or provision of our declaration of trust or bylaws (including the advance notice provisions of our bylaws) or any action by or against us in which the shareholder is not the prevailing party, and shall pay such amounts on demand, together with interest on such amounts.
Forum for Certain Disputes
Our bylaws provide that, other than any action arising under the Securities Act, the Circuit Court for Baltimore City, Maryland, or the Circuit Court, is the sole and exclusive forum for: (1) any Internal Corporate Claim (as defined by the MGCL); (2) any derivative action or proceeding brought on behalf of us; (3) any action asserting a claim for breach of a fiduciary duty owed by any Trustee, officer, manager, agent, or employee of us to us or our shareholders; (4) any action asserting a claim against us or any of our Trustees, officers, manager, agents or employees arising pursuant to Maryland law, any provisions of the Maryland REIT Law, any applicable provisions of the MGCL, our declaration of trust or our bylaws brought by or on behalf of a shareholder either on such shareholder’s behalf, on our behalf, or on behalf of any series or class of shares or shareholders, including claims relating to the meaning, interpretation, effect, validity, performance or enforcement of our declaration of trust or our bylaws; or (5) any action asserting a claim against us or any of our Trustees, officers, manager, agents or employees that is governed by the internal affairs doctrine of the State of Maryland. Such exclusive forum provision of our bylaws does not apply to any action for which the Circuit Court does not have jurisdiction or establish exclusive jurisdiction in the Circuit Court for claims that arise under the Securities Act, the Exchange Act or other federal securities laws if there is exclusive or concurrent jurisdiction in the federal courts. Our bylaws also provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America are the sole and exclusive forum for any claim arising under the Securities Act, and in certain circumstances, the circuit courts of the State of Maryland are the sole and exclusive state court forum for any such claim. The exclusive forum provisions of our bylaws may limit the ability of our shareholders to pursue litigation against us, or our Trustees, officers, manager, agents or employees in courts that such shareholders consider favorable, which may discourage them from bringing such litigation.
Transactions with Affiliates
Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our Trustees, officers, employees or agents or any person affiliated with them. Other than general legal principles applicable to self-dealing by Trustees and interested Trustee transactions, there are no prohibitions in our declaration of trust or bylaws which would prohibit dealings between us and our affiliates.
Regulatory Compliance and Disclosure
Our bylaws provide that any shareholder who, by virtue of such shareholder’s ownership of our shares of beneficial interest or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries shall promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of us or any of our subsidiaries. If the shareholder fails or is otherwise unable to promptly take such actions so as to cause satisfaction of such requirements or regulations, such shareholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries. If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the 10th day after triggering such requirement or regulation referred to in the bylaws, then any of our shares beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in our declaration of trust. Also, our bylaws provide that if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such 10-day period, we may take all other actions which our Board of Trustees deems appropriate to require compliance or to preserve the value of our assets, and we may charge the offending shareholder for our costs and expenses as well as any damages which may result.
Our bylaws also provide that if a shareholder, by virtue of such shareholder’s ownership of our shares of beneficial interest or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote such shareholder’s shares or proxies for such shares in excess of a certain amount pursuant to applicable law but our Board of Trustees determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Manager (as defined in our bylaws) or another person designated by our Board of Trustees, in proportion to the total shares otherwise voted on such matter and such shares may be counted for purposes of determining the presence of a quorum.
Business Combinations
The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to REITs formed under Maryland law like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities between a REIT formed under Maryland law and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:
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any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the REIT’s outstanding voting shares; or

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an affiliate or associate of the REIT who, at any time within the two year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting shares of the REIT.

After the five-year prohibition period has ended, a business combination between a REIT and an interested shareholder generally must be recommended by the board of trustees of the REIT and must receive the following shareholder approvals:
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the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of the REIT; and

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the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of voting shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

The shareholder approvals discussed above are not required if the REIT’s shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our Board of Trustees prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of trustees approves in advance the transaction by which that shareholder otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board of trustees. Our Board of Trustees has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the MGCL described in the preceding paragraphs, provided that the business combination is first approved by our Board of Trustees, including the approval of a majority of the members of our Board of Trustees who are not affiliates or associates of the interested shareholder. This resolution, however, may be altered or repealed in whole or in part at any time.
Control Share Acquisitions
The MGCL contains a provision which regulates control share acquisitions. This provision applies to REITs formed under Maryland law like us. The MGCL provides that control shares of a REIT formed under Maryland law acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. Control shares are voting shares, which, if aggregated with all other such shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

An acquiror must obtain the necessary shareholder approval each time it acquires control shares in an amount sufficient to cross one of the thresholds noted above.
Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval or shares acquired directly from the REIT. The MGCL provides for certain exceptions from the definition of control share acquisition.
A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay the expenses of the meeting, may compel the board of trustees of the REIT to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the REIT may itself present the matter at any shareholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the REIT may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the REIT to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute of the MGCL does not apply to the following:
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shares acquired in a merger, consolidation or share exchange if the REIT is a party to the transaction; or

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acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the REIT adopted before the acquisition of shares.

Our bylaws contain a provision exempting any and all acquisitions by any person of our common shares from the control share acquisition statute. This provision may be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland REIT with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:
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a classified board;

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a two-thirds vote requirement for removing a trustee;

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a requirement that the number of trustees be fixed only by vote of the trustees;

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a requirement that a vacancy on the board be filled only by the remaining trustees in office and for the replacement trustee to serve for the remainder of the full term of the class of trustees in which the vacancy occurred; and

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a majority requirement for the calling of a shareholder requested special meeting of shareholders.

Through our declaration of trust, we have elected to be subject to the provisions of Subtitle 8 vesting in our Board of Trustees the exclusive power to fix the number of Trustees and requiring that only our Board of Trustees may fill vacancies on our Board of Trustees. Through other provisions in our declaration of trust unrelated to Subtitle 8, we (a) have a classified board, (b) require the affirmative vote of the holders of not less than 75% of all of the votes entitled to be cast in the election of such Trustee for the removal of any Trustee from our Board of Trustees, which removal will be allowed only for cause (and not without cause), (c) vest in our Board of Trustees the exclusive power to fix the number of trustees, (d) vest in our Board of Trustees the exclusive power to call meetings of our shareholders and (e) require that a vacancy on our Board of Trustees be filled only by the remaining Trustees in office.
Amendments to Our Declaration of Trust, Dissolution and Mergers
Under the Maryland REIT Law, a Maryland REIT generally cannot dissolve, amend its declaration of trust, convert or merge unless these actions are approved by at least two-thirds of all shares entitled to be cast on the matter. The Maryland REIT Law allows a trust’s declaration of trust to set a lower percentage, so long as the percentage is not less than a majority of the votes entitled to be cast on the matter. Our declaration of trust provides for approval of any of the foregoing actions by a majority of all votes entitled to be cast on these actions provided the action has first been approved by two-thirds of our Trustees then in office. Our declaration of trust further provides that if permitted in the future by Maryland law, the majority required to approve any of the foregoing actions which have first been approved by two-thirds of our Trustees then in office will be the affirmative vote of a majority of the votes cast on the matter. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the IRC or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our declaration of trust permits this type of action by our Board of Trustees. Our declaration of trust also permits our Board of Trustees to increase or decrease the aggregate number of shares that we may issue and to effect changes in our unissued shares, as described more fully above, and to change our name or the name of any class or series of our shares, in each case without shareholder approval, and provides that, to the extent permitted in the future by Maryland law, our Board of Trustees may amend any other provision of our declaration of trust without shareholder approval. Our declaration of trust and bylaws also provide that our bylaws may only be amended by our Board of Trustees.
Anti-Takeover Effect of Maryland Law and of Our Declaration of Trust and Bylaws
Provisions of our governing documents, including, for example, our restrictions on transfer and ownership of our common shares, our classified Board of Trustees, our shareholder voting rights and standards, the power of our Trustees to amend our declaration of trust in certain circumstances without shareholder approval and our Trustee qualifications, could delay or prevent a change in our control. The limitations in our declaration of trust and bylaws on the ability of our shareholders to propose nominations of individuals for election as Trustees or other proposals of business to be considered at meetings of our shareholders, including the disclosure requirements related thereto, may delay, defer or prevent our shareholders from making proposals that could be beneficial to our shareholders.
For all of these reasons, among others, our shareholders may be unable to realize a change of control premium for any of our shares they own or otherwise effect a change of our policies.

PLAN OF DISTRIBUTION
We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We may engage in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.
Unless otherwise specified in the applicable prospectus supplement, any securities issued hereunder (other than common shares) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.
We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.
In connection with an offering of securities, the underwriters may engage in stabilizing and syndicate covering transactions. These transactions may include overallotments or short sales of the securities, which involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters, dealers and agents that participate in the offer of securities covered by this prospectus, or their affiliates or associates, may engage in transactions with and perform services for us and our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS
Unless otherwise specified in connection with the particular offering of any securities, Ropes & Gray LLP, as to certain matters of New York law, and Duane Morris LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Sullivan & Worcester LLP has passed upon certain tax matters in an opinion filed with the registration statement of which this prospectus is a part. Ropes & Gray LLP also represents RMR, which owns Tremont, and certain of its affiliates and related parties on various matters. Sullivan & Worcester LLP also represents RMR, which owns Tremont, and certain of its affiliates and related parties on various matters.
EXPERTS
The financial statements of Seven Hills Realty Trust as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. You can review our SEC filings and the registration statement by accessing the SEC’s website at www.sec.gov or by accessing our website at www.sevnreit.com. Website addresses are included in this prospectus as textual references only and the information in such websites, and any information that is linked to our website (other than our filings with the SEC that are expressly incorporated by reference as set forth under “Information Incorporated by Reference”), is not incorporated by reference into this prospectus or related registration statement.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.
We incorporate by reference the documents listed below and any filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus is a part made prior to its effectiveness and (2) until the offering of the securities made by this prospectus is completed or terminated (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including under Items 2.02 and 7.01 (and any related Item 9.01) of Form 8-K):
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our Annual Report on Form 10-K for the year ended December 31, 2024;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on April 28, 2025, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on July 28, 2025;

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our Current Reports on Form 8-K, filed with the SEC on March 10, 2025 and May 29, 2025;

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the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the year ended December 31, 2024, from our definitive Proxy Statement for our 2025 Annual Meeting of Shareholders dated March 19, 2025; and

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the description of our common shares contained in our registration statement on Form 8-A dated July 29, 2020, as amended on December 23, 2021, and as updated by the description of common shares filed as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024, including any further amendments or reports filed for the purpose of updating that description.

We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts, 02458-1634, (617) 332-9530, Attention: Investor Relations.

SEVEN HILLS REALTY TRUST
Up to 7,532,861 Common Shares of Beneficial Interest
Issuable Upon Exercise of Rights
to Subscribe for Such Shares

PROSPECTUS SUPPLEMENT

UBS Investment Bank
October 30, 2025